Exhibit 10.1 CLASS A-1 NOTE PURCHASE AGREEMENT (SECURED FUND FEE REVENUE VARIABLE FUNDING NOTES, SERIES 2026-1, CLASS A-1) dated as of May 11, 2026 among DIGITALBRIDGE ISSUER, LLC, as the Issuer, DIGITALBRIDGE CO-ISSUER, LLC, as the Co-Issuer, DIGITALBRIDGE HOLDINGS 1, LLC, DIGITALBRIDGE HOLDINGS 2, LLC and DIGITALBRIDGE HOLDINGS 3, LLC, as the Asset Entities, DIGITALBRIDGE INVESTMENT HOLDCO, LLC, as the Manager, CERTAIN CONDUIT INVESTORS, each as a Conduit Investor, CERTAIN FINANCIAL INSTITUTIONS, each as a Committed Note Purchaser, CERTAIN FUNDING AGENTS, and BARCLAYS BANK PLC, as Letter of Credit Provider and as the Series 2026-1 Class A-1 Administrative Agent

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
SECTION 1.01	Definitions	2
SECTION 1.02	Benchmark Calculations.	10
ARTICLE II PURCHASE AND SALE OF SERIES 2026-1 CLASS A-1 NOTES		11
SECTION 2.01	Series 2026-1 Class A-1 Notes	11
SECTION 2.02	Advances	11
SECTION 2.03	Borrowing Procedures	13
SECTION 2.04	The Series 2026-1 Class A-1 Notes	16
SECTION 2.05	Reduction in Commitments	16
SECTION 2.06	L/C Commitment.	18
SECTION 2.07	L/C Reimbursement Obligations.	22
SECTION 2.08	L/C Participations.	23
ARTICLE III INTEREST AND FEES		25
SECTION 3.01	Interest	25
SECTION 3.02	Fees	29
SECTION 3.03	SOFR Lending Unlawful	30
SECTION 3.04	Benchmark Replacement Setting	30
SECTION 3.05	Increased Costs, etc	34
SECTION 3.06	Funding Losses	35
SECTION 3.07	Increased Capital or Liquidity Costs	35
SECTION 3.08	Taxes	36
SECTION 3.09	Change of Lending Office	39
SECTION 3.10	Inability to Determine Rates.	39
ARTICLE IV OTHER PAYMENT TERMS		40
SECTION 4.01	Time and Method of Payment (Amounts Distributed by the Series 2026-1 Class A-1 Administrative Agent)	40
SECTION 4.02	Order of Distributions (Amounts Distributed by the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent)	40
SECTION 4.03	L/C as Collateral	41
SECTION 4.04	Alternative Arrangements with Respect to Letters of Credit	41
SECTION 4.05	Erroneous Payments	42
ARTICLE V THE SERIES 2026-1 CLASS A-1 ADMINISTRATIVE AGENT AND THE FUNDING AGENTS		43
SECTION 5.01	Authorization and Action of the Series 2026-1 Class A-1 Administrative Agent	43
SECTION 5.02	Delegation of Duties	43
SECTION 5.03	Exculpatory Provisions	43
SECTION 5.04	Reliance	44
SECTION 5.05	Non-Reliance on the Series 2026-1 Class A-1 Administrative Agent and Other Purchasers	44
SECTION 5.06	The Series 2026-1 Class A-1 Administrative Agent in its Individual Capacity	44
SECTION 5.07	Successor Series 2026-1 Class A-1 Administrative Agent; Defaulting Class A-1 Series 2026-1 Class A-1 Administrative Agent	44
SECTION 5.08	Authorization and Action of Funding Agents	46
SECTION 5.09	Delegation of Duties	46

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SECTION 5.10	Exculpatory Provisions	46
SECTION 5.11	Reliance	47
SECTION 5.12	Non-Reliance on the Funding Agent and Other Purchasers	47
SECTION 5.13	The Funding Agent in its Individual Capacity	47
SECTION 5.14	Successor Funding Agent	47
ARTICLE VI REPRESENTATIONS AND WARRANTIES		47
SECTION 6.01	The Co-Issuers and the Asset Entities	47
SECTION 6.02	[Reserved].	49
SECTION 6.03	The Manager	49
SECTION 6.04	Investors	50
ARTICLE VII CONDITIONS		51
SECTION 7.01	Conditions to Issuance and Effectiveness	51
SECTION 7.02	Conditions to Initial Extensions of Credit	51
SECTION 7.03	Conditions to Each Extension of Credit	51
SECTION 7.04	Conditions to Extensions of Series 2026-1 Class A-1 Anticipated Repayment Date	53
ARTICLE VIII COVENANTS		55
SECTION 8.01	Covenants of the Co-Issuers, the Asset Entities and the Manager	55
ARTICLE IX MISCELLANEOUS PROVISIONS		56
SECTION 9.01	Amendments	56
SECTION 9.02	No Waiver; Remedies	57
SECTION 9.03	Binding on Successors and Assigns	58
SECTION 9.04	Survival of Agreement	59
SECTION 9.05	Payment of Costs and Expenses; Indemnification	59
SECTION 9.06	Characterization as Transaction Document; Entire Agreement	61
SECTION 9.07	Notices	61
SECTION 9.08	Severability of Provisions	61
SECTION 9.09	Tax Characterization	61
SECTION 9.10	No Proceedings; Limited Recourse	62
SECTION 9.11	Confidentiality	63
SECTION 9.12	GOVERNING LAW; CONFLICTS WITH INDENTURE OR THE SERIES 2026-1 SUPPLEMENT	64
SECTION 9.13	JURISDICTION	64
SECTION 9.14	WAIVER OF JURY TRIAL	64
SECTION 9.15	Counterparts	64
SECTION 9.16	Third Party Beneficiary	64
SECTION 9.17	Assignment	64
SECTION 9.18	Defaulting Investors	66
SECTION 9.19	No Fiduciary Duties	68
SECTION 9.20	No Guarantee by the Manager	69
SECTION 9.21	Term; Termination of Agreement	69
SECTION 9.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	69
SECTION 9.23	Obligations of the Asset Entities; Designation of Manager as Representative and Agent	71
SECTION 9.24	Patriot Act	71
SECTION 9.25	Limitation	71
SECTION 9.26	Recognition of U.S. Special Resolution Regimes	71

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iii SCHEDULES AND EXHIBITS SCHEDULE I Investor Groups and Commitments SCHEDULE II Notice Addresses for Investors and Series 2026-1 Class A-1 Administrative Agent SCHEDULE III Additional Closing Conditions EXHIBIT A Form of Advance Request EXHIBIT B Form of Assignment and Assumption Agreement EXHIBIT C Form of Investor Group Supplement EXHIBIT D Form of Purchaser’s Letter EXHIBIT E Form of Voluntary Decrease

CLASS A-1 NOTE PURCHASE AGREEMENT THIS CLASS A-1 NOTE PURCHASE AGREEMENT, dated as of May 11, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among: (a) DIGITALBRIDGE ISSUER, LLC, a Delaware limited liability company, as the Co-Issuers (the “Issuer”); (b) DIGITALBRIDGE CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”); (c) DIGITALBRIDGE HOLDINGS 1, LLC (“Holdings 1”), DIGITALBRIDGE HOLDINGS 2, LLC (“Holdings 2”) and DIGITALBRIDGE HOLDINGS 3, LLC (“Holdings 3”), each a Delaware limited liability company (collectively, the “Closing Date Asset Entities”, together with the Co- Issuers, the “Closing Date Obligors” and the Closing Date Asset Entities together with any additional direct or indirect wholly-owned subsidiaries of the Co-Issuers that become a party hereto after the date hereof pursuant to Section 8.01(i) (together with its permitted successors and assigns), an “Asset Entity” and collectively, the “Asset Entities”; each Asset Entity and each Co-Issuer being referred to herein each, as an “Obligor” and collectively as the “Obligors”); (d) DIGITALBRIDGE INVESTMENT HOLDCO, LLC, a Delaware limited liability company, as the Manager under the Management Agreement (the “Manager”), solely for purposes of Section 6.02 and 8.01 hereof; (e) the several commercial paper conduits listed on Schedule I as Conduit Investors, and their respective permitted successors and assigns (each, a “Conduit Investor” and, collectively, the “Conduit Investors”); (f) the several financial institutions listed on Schedule I as Committed Note Purchasers, and their respective permitted successors and assigns (each, a “Committed Note Purchaser” and, collectively, the “Committed Note Purchasers”); (g) for each Investor Group, the financial institution entitled to act on behalf of the Investor Group set forth opposite the name of such Investor Group on Schedule I as Funding Agent, and its permitted successors and assigns (each, the “Funding Agent” with respect to such Investor Group and, collectively, the “Funding Agents”); and (h) BARCLAYS BANK PLC, as Letter of Credit Provider and as the Series 2026-1 Class A-1 Administrative Agent for the Conduit Investors, the Committed Note Purchasers, the Letter of Credit Provider and the Funding Agents (together with its permitted successors and assigns in such capacity, the “Series 2026-1 Class A-1 Administrative Agent”). BACKGROUND 1. Contemporaneously with the execution and delivery of this Agreement, each Co- Issuer, each Closing Date Asset Entity and Citibank, N.A., as the indenture trustee (together with its permitted successors and assigns in such capacity, the “Indenture Trustee”) are entering into the Indenture, dated as of July 9, 2021 (the “Series 2021-1 Closing Date”), as amended by the First Amendment to Base Indenture, dated as of April 1, 2022, as amended by the Second Amendment to Base Indenture, dated as of May 11, 2026, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time (the “Base Indenture”) and as supplemented by a series indenture supplement thereto, dated as of the Series 2026-1 Closing Date (the “Series 2026-1 Indenture Supplement” and, together with the Base Indenture, the “Indenture”), pursuant to which the Co-Issuers will issue the Series 2026-1 Class A-1 Notes, which may be issued in the form of Uncertificated Notes (as defined in the Indenture) in accordance with the Indenture and the Series 2026-1 Supplement. 2. The Co-Issuers wish to (a) issue the Series 2026-1 Class A-1 Advance Notes to each Funding Agent on behalf of the Investors in the related Investor Group, and obtain the agreement of the applicable Investors to make advances of loans from time to time (each, an “Advance” or a “Series 2026-1 Class A-1 Advance” and, collectively, the “Advances” or the “Series 2026-1 Class A-1 Advances”) that will constitute the purchase of increases to the Series 2026-1 Class A-1 Outstanding Principal Amount on the terms and conditions set forth in this Agreement and (b) issue the Series 2026-1 Class A-1 L/C Notes to each Letter of Credit Provider and obtain the agreement of the Letter of Credit Provider to provide Letters of Credit on the terms and conditions set forth in this Agreement. The Series 2026-1 Class A-1 Advance Notes and the Series 2026-1 Class A-1 L/C Note constitute Series 2026-1 Class A-1 Notes. 3. The Manager has joined in this Agreement to make certain representations, warranties, covenants and agreements for the benefit of each Investor, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent. ARTICLE I DEFINITIONS SECTION 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Indenture and, to the extent not defined therein, in the Series 2026-1 Supplement. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of this Agreement. Any reference to a “Letter of Credit Provider” hereunder shall be deemed to be a reference to each Letter of Credit Provider, individually and collectively, as the context may require, and any reference to a Letter of Credit with respect to an Letter of Credit Provider shall be deemed to be a reference to the applicable Letter of Credit Provider that has issued such Letter of Credit. The following terms shall have the following meanings for purposes of this Agreement: “Acquiring Committed Note Purchaser” has the meaning set forth in Section 9.17(a). “Acquiring Investor Group” has the meaning set forth in Section 9.17(c). “Additional Asset Entity” and “Additional Asset Entities” has the meaning specified in Section 8.01(i). “Advance” or “Advances” have the meaning set forth in the recitals hereto. “Advance Request” has the meaning specified in Section 7.03(d). “Affected Person” has the meaning specified in Section 3.05. “Aggregate Unpaids” has the meaning specified in Section 5.01. “Agreement” has the meaning specified in the preamble hereto. This Agreement shall be a Variable Funding Note Purchase Agreement for all purposes under the Indenture, the Series 2026-1 Supplement and this Agreement.

“Annual Inspection Notice” has the meaning specified in Section 8.01(d). “Applicable Agent Indemnified Liabilities” has the meaning set forth in Section 9.05(c). “Applicable Agent Indemnified Parties” has the meaning set forth in Section 9.05(c). “Asset Entity” has the meaning specified in the preamble hereto. “Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a). “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder. “Borrowing” means any increase to the Series 2026-1 Class A-1 Outstanding Principal Amount on any Business Day by the Co-Issuers by drawing ratably (or as otherwise set forth herein), at par, additional principal amounts on the Series 2026-1 Class A-1 Notes corresponding to the aggregate amount of the Series 2026-1 Class A-1 Advances made on such Business Day. “Breakage Amount” has the meaning set forth in Section 3.06. “Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2026-1 Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each, an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2026-1 Closing Date. “Class A-1 Amendment Expenses” means the amounts payable to the Series 2026-1 Class A-1 Administrative Agent, each Funding Agent and each Investor in connection with any amendments, waivers, consents, supplements or other modifications to the Series 2026-1 Supplement or any other Transaction Document pursuant to Section 9.05(a). “Class A-1 Indemnities” has the meaning specified in Section 9.05(b). “Class A-1 Taxes” has the meaning specified in Section 3.08(a). “Commitment” means the commitment of each Committed Note Purchaser included in each Investor Group to (i) fund Series 2026-1 Class A-1 Advances pursuant to Section 2.02(a) and (ii) to participate in Letters of Credit pursuant to Section 2.08, in an aggregate amount for clauses (i) and (ii) at any one time outstanding up to its Commitment Amount. “Commitment Amount” means, as to each Committed Note Purchaser, the amount set forth on Schedule I attached hereto opposite such Committed Note Purchaser’s name as its Commitment Amount or, in the case of a Committed Note Purchaser that becomes a party to this Agreement pursuant to an Assignment and Assumption Agreement or Investor Group Supplement, the amount set forth therein as such Committed Note Purchaser’s Commitment Amount, in each case, as such amount may be (i) reduced pursuant to Section 2.05 or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by such Committed Note Purchaser in accordance with the terms of this Agreement.

“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the ratio, expressed as a percentage, which such Investor Group’s Maximum Investor Group Principal Amount bears to the Series 2026-1 Class A-1 Notes Maximum Principal Amount on such date. “Commitment Term” means the period from and including the Series 2026-1 Closing Date to but excluding the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitments are otherwise terminated or reduced to zero in accordance with this Agreement. “Commitment Termination Date” means the Series 2026-1 Class A-1 Anticipated Repayment Date. “Committed Note Purchaser” and “Committed Note Purchasers” have the meaning specified in the preamble hereto. “Committed Note Purchaser Percentage” means, on any date of determination, with respect to any Committed Note Purchaser in any Investor Group, the ratio, expressed as a percentage, which the Commitment Amount of such Committed Note Purchaser bears to such Investor Group’s Maximum Investor Group Principal Amount on such date. “Competitor” has the meaning set forth in Section 9.17(a). “Conduit Investor” and “Conduit Investors” have the meaning specified in the preamble hereto. “Conduit Investor Amounts” has the meaning specified in Section 9.10(c). “Defaulting Agent Event” has the meaning set forth in Section 5.07(b). “Defaulting Investor” means any Investor that has (a) failed to make a payment required to be made by it under the terms hereof within one (1) Business Day of the day such payment is required to be made by such Investor hereunder, (b) notified the related Funding Agent in writing that it does not intend to make any payment required to be made by it under the terms hereof within one (1) Business Day of the day such payment is required to be made by such Investor hereunder, (c) become the subject of an Event of Bankruptcy or (d) become the subject of a Bail-In Action. “Delayed Amount” has the meaning set forth in Section 2.03(d). “Delayed Funding Date” has the meaning set forth in Section 2.03(d). “Delayed Funding Notice” has the meaning set forth in Section 2.03(d). “Delayed Funding Notice Date” has the meaning set forth in Section 2.03(d). “Delaying Investor” has the meaning set forth in Section 2.03(d). “Eligible Assignee” has the meaning set forth in Section 9.17(a). “Eligible Conduit Investor” means, at any time, any Conduit Investor whose Commercial Paper is rated at least “A-1” from S&P and/or the equivalent rating of another “nationally-recognized statistical rating organization” registered with the SEC. “EU Securitisation Laws” means Regulation (EU) 2017/2402 (as amended, varied or substituted from time to time) and certain related regulatory technical standards, implementing technical standards and official guidance supplementing such regulation and applicable national implementing measures (in each case as amended, varied or substituted from time to tie).

“Event of Bankruptcy” means, with respect to any Person, (i) a court enters a decree or order for relief with respect to such Person in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within sixty (60) days or an order for relief is entered with respect to such Person or such Person commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for such Person, for all or a substantial part of the property of such Person. “FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such published intergovernmental agreement. “FCPA” has the meaning specified in Section 6.01(i). “Federal Funds Rate” means, for any specified period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as published in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the related Funding Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the average of the quotations for the day of such transactions received by the related Funding Agent from three federal funds brokers of recognized standing selected by it. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate. “F.R.S. Board” means the Board of Governors of the Federal Reserve System. “Funding Agent” and “Funding Agents” have the meaning specified in the preamble hereto. “Funding Agent Indemnified Parties” has the meaning set forth in Section 9.05(c). “Guarantor” has the meaning set forth in Section 7.03(e). “Increased Capital Costs” has the meaning set forth in Section 3.07. “Increased Costs” has the meaning set forth in Section 3.05. “Increased Tax Costs” has the meaning set forth in Section 3.08(b). “Indemnified Liabilities” has the meaning set forth in Section 9.05(b). “Indemnified Parties” has the meaning set forth in Section 9.05(b). “Indenture” has the meaning specified in the preamble hereto. “Investment Company Act” has the meaning set forth in Section 6.01(f). “Investor” means any one of the Conduit Investors and the Committed Note Purchasers (including each Letter of Credit Provider and any L/C Issuing Bank), and “Investors” means the Conduit

Investors and the Committed Note Purchasers (including each Letter of Credit Provider and any L/C Issuing Banks) collectively. “Investor Group” means (i) for each Conduit Investor, collectively, such Conduit Investor, the related Committed Note Purchaser(s) set forth opposite the name of such Conduit Investor on Schedule I attached hereto (or, if applicable, set forth for such Conduit Investor in the Assignment and Assumption Agreement or Investor Group Supplement pursuant to which such Conduit Investor or Committed Note Purchaser becomes a party hereto), any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2026-1 Class A-1 Noteholder for such Investor Group) and (ii) for each other Committed Note Purchaser that is not related to a Conduit Investor, collectively, such Committed Note Purchaser, any related Program Support Provider(s) and the related Funding Agent (which shall constitute the Series 2026-1 Class A-1 Noteholder for such Investor Group). “Investor Group Borrowing Amount” means, with respect to any Investor Group, for any Business Day, the portion of a Borrowing, if any, actually funded by such Investor Group on such Business Day. “Investor Group Principal Amount” means, with respect to any Investor Group, (a) when used with respect to the Investor Groups as of the Series 2026-1 Closing Date, an amount equal to (i) such Investor Group’s Commitment Percentage of the Series 2026-1 Class A-1 Initial Advance Principal Amount, if any plus (ii) such Investor Group’s Commitment Percentage of the Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount outstanding on the Series 2026-1 Closing Date, if any, and (b) when used with respect to the Investor Groups as of any other date (including with respect to any Investor Groups that exist as of any other date pursuant to an Assignment and Assumption Agreement or an Investor Group Supplement but excluding any Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount included therein), an amount equal to (i) the Investor Group Principal Amount with respect to such Investor Group on the immediately preceding Business Day (including after giving effect to the assignment under any Assignment and Assumption Agreement or Investor Group Supplement), plus (ii) the Investor Group Borrowing Amount with respect to such Investor Group on such date minus (iii) the amount of principal payments made to such Investor Group on the Series 2026-1 Class A-1 Advance Notes on such date, plus (iv) such Investor Group’s Commitment Percentage of the Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount outstanding on such date. “Investor Group Supplement” has the meaning set forth in Section 9.17(c). “Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Person is a debtor. “Joinder Agreement” has the meaning specified in Section 8.01(i). “L/C Commitment” means the obligation of each Letter of Credit Provider directly or through an L/C Issuing Bank to provide Letters of Credit pursuant to Section 2.06, in an aggregate Undrawn L/C Face Amount, together with any Unreimbursed L/C Drawings, at any one time outstanding not to exceed the face amount of the Series 2026-1 Class A-1 L/C Notes held by such Letter of Credit Provider. As of the Closing Date, the aggregate amount of L/C Commitments is $5,000,000 which amount may be reduced pursuant to Section 2.05(b) or Section 2.06(f) or increased pursuant to Section 2.06(f). “L/C Issuance Fees” has the meaning set forth in Section 2.06(d). “L/C Issuing Bank” has the meaning specified in Section 2.06(g). “L/C Quarterly Fees” has the meaning set forth in Section 2.06(d).

“L/C Obligations” means, at any time, an amount equal to the sum of (i) any Undrawn L/C Face Amounts outstanding at such time and (ii) any Unreimbursed L/C Drawings outstanding at such time. “L/C Other Reimbursement Costs” has the meaning set forth in Section 2.07(a)(ii). “L/C Reimbursement Amount” has the meaning set forth in Section 2.07(a). “L/C Subfacility Decrease” has the meaning set forth in Section 2.06(b). “L/C Subfacility Increase” has the meaning set forth in Section 2.06(b). “Letter of Credit” has the meaning set forth in Section 2.06(a). “Letter of Credit Provider” means each Person in whose name a Series 2026-1 Class A-1 L/C Note is registered in the Note Register, and its permitted successors and assigns in such capacity. References to a Letter of Credit Provider herein and in the Indenture shall apply independently to each Letter of Credit Provider in such capacity and solely with respect to such Letter of Credit Provider’s L/C Commitment or the Letters of Credit issued in respect thereof, or, if the context requires, all Letter of Credit Providers in such capacity the aggregate L/C Commitments or the Letters of Credit issued in respect thereof. “Manager” has the meaning specified in the preamble hereto. “Margin Stock” has the meaning specified in Section 8.01(e). “Maximum Investor Group Principal Amount” means, as to each Investor Group existing on the Series 2026-1 Closing Date, the amount set forth on Schedule I attached hereto as such Investor Group’s Maximum Investor Group Principal Amount or, in the case of any other Investor Group, the amount set forth as such Investor Group’s Maximum Investor Group Principal Amount in the Assignment and Assumption Agreement or Investor Group Supplement by which the members of such Investor Group become parties hereto, in each case, as such amount may be (i) reduced pursuant to Section 2.05 or (ii) increased or reduced by any Assignment and Assumption Agreement or Investor Group Supplement entered into by the members of such Investor Group in accordance with the terms hereof. “Money Laundering Laws” has the meaning set forth in Section 6.01(k). “Non-Excluded Taxes” has the meaning set forth in Section 3.08(a). “Non-Funding Committed Note Purchaser” has the meaning set forth in Section 2.02(a). “Obligor” and “Obligors” has the meaning specified in the preamble hereto. “OFAC” has the meaning set forth in Section 6.01(l). “Other Class A-1 Transaction Expenses” means all amounts payable pursuant to Section 9.05(a) including Class A-1 Amendment Expenses. “Priority of Payments” means the priority of payments for the application of funds on each Payment Date set forth in Section 5.01(a) of the Indenture. “reference amount” has the meaning set forth in Section 2.03(b). “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 p.m. (New York City time) on the day that is two U.S.

Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Series 2026-1 Class A-1 Agent in its reasonable discretion. “Reimbursement Obligation” means the obligation of the Co-Issuers to reimburse any Letter of Credit Provider pursuant to Section 2.07 for amounts drawn under Letters of Credit. “Required Investors” has the meaning set forth in Section 5.07(a). “Sanctions” has the meaning set forth in Section 6.01(l). “Series 2026-1 Class A-1 Administrative Agent” has the meaning set forth in the preamble hereto. “Series 2026-1 Class A-1 Administrative Agent Indemnified Parties” has the meaning set forth in Section 9.05(c). “Series 2026-1 Class A-1 Advance” and “Series 2026-1 Class A-1 Advances” have the meaning set forth in the recitals hereto. “Series 2026-1 Class A-1 Advance Request” has the meaning specified in Section 7.03(d). “Series 2026-1 Class A-1 Anticipated Repayment Date” means the Payment Date occurring in June 2029 as the same may be extended pursuant to Section 7.04. The Series 2026-1 Class A-1 Anticipated Repayment Date shall be the Anticipated Repayment Date for the Series 2026-1 Class A-1 Notes for all purposes under the Indenture and the Series 2026-1 Supplement. “Series 2026-1 Class A-1 Breakage Amount” has the meaning set forth in Section 3.06. “Series 2026-1 Class A-1 Extension Election” has the meaning specified in Section 7.04(c). “Series 2026-1 Class A-1 Extension Fees” means the fees payable by the Co-Issuers pursuant to the exercise of a Series 2026-1 Class A-1 Extension Election pursuant to the Series 2026-1 Class A-1 Notes Fee Letter. “Series 2026-1 Class A-1 Initial Advance” shall mean the initial Series 2026-1 Class A-1 Advance, if any, made pursuant to Section 2.02 on the Series 2026-1 Closing Date. “Series 2026-1 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2026-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2026-1 Class A-1 Initial Advances made on the Series 2026-1 Closing Date pursuant to Section 2.02. “Series 2026-1 Class A-1 Noteholders” means the Investors as Holders of the Series 2026-1 Class A-1 Notes. “Series 2026-1 Class A-1 Notes” means the $100,000,000 Variable Funding Notes, Series 2026-1, Class A-1, issued by the Co-Issuers pursuant to the Indenture, as supplemented by the Series 2026-1 Supplement, in two tranches: (a) Series 2026-1 Advance Notes (the “Series 2026-1 Advance Notes”) and (b) Series 2026-1 A-1 L/C Notes (the “Series 2026-1 Class A-1 L/C Notes”). The Series 2026-1 Class A- 1 Notes shall be Variable Funding Notes that are Class A-1 Notes payable in accordance with the Indenture, the Series 2026-1 Supplement and this Agreement.

“Series 2026-1 Class A-1 Notes Fee Letter” means the fee letter, dated on or prior to the Series 2026-1 Closing Date, by and among the Co-Issuers, the Asset Entities and the Committed Note Purchasers. “Series 2026-1 Class A-1 Notes Maximum Principal Amount” means $100,000,000, as such amount may be reduced pursuant to Section 2.05. “Series 2026-1 Class A-1 Notes Other Amounts” means, as of any date of determination, the aggregate amount of any Breakage Amount, Class A-1 Indemnities, Increased Capital Costs, Increased Costs, Increased Tax Costs, L/C Other Reimbursement Costs and Other Class A-1 Transaction Expenses then due and payable and not previously paid. “Series 2026-1 Class A-1 Notes Upfront Fee” has the meaning set forth in the Series 2026-1 Class A-1 Notes Fee Letter. “Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount” means, when used with respect to any date, the aggregate principal amount of any Series 2026-1 Class A-1 L/C Notes outstanding on such date (after giving effect to L/C Subfacility Increases or L/C Subfacility Decreases to occur on such date pursuant to the terms of this Agreement or the Series 2026-1 Supplement). “Series 2026-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2026-1 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2026-1 Class A-1 Advance Notes on or prior to such date plus (c) the amount of any Borrowings resulting from Series 2026-1 Class A-1 Advances made on or prior to such date and after the Series 2026-1 Closing Date plus (d) any Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount on such date. For purposes of the Indenture, the Series 2026-1 Class A-1 Outstanding Principal Amount shall be the Note Principal Balance for the Series 2026-1 Class A-1 Notes. “Series 2026-1 Class A-1 Post-ARD Additional Interest” shall mean the interest that accrues on the Series 2026-1 Class A-1 Outstanding Principal Amount at the Series 2026-1 Class A-1 Post-ARD Additional Interest Rate pursuant to Section 2.10 of the Indenture and Section 3.01(c) hereof. “Series 2026-1 Class A-1 Post-ARD Additional Interest Rate” shall mean a rate per annum equal to 5.00%, which shall be the “Post-ARD Additional Interest Rate” on the Series 2026-1 Class A-1 Notes for all purposes of the Indenture and the Series 2026-1 Supplement. “Series 2026-1 Class A-1 Undrawn Commitment Fees” has the meaning specified in Section 3.02(e). “Series 2026-1 Class A-2 Notes” means the $300,000,000 Secured Fund Fee Revenue Notes, Series 2026-1, Class A-2, issued by the Co-Issuers pursuant to the Indenture and the Series 2026-1 Supplement. “Series 2026-1 Closing Date” shall mean the date of this Agreement. “Series 2026-1 First Extension Election” has the meaning specified in Section 7.04(b). “Series 2026-1 Interest Reserve Letter of Credit” means any Interest Reserve Letter of Credit issued by a Letter of Credit Provider hereunder to the Indenture Trustee for the benefit of the Noteholders. “Series 2026-1 Notes” means the Series 2026-1 Class A-1 Notes and the Series 2026-1 Class A-2 Notes, collectively.

“Series 2026-1 Second Extension Election” has the meaning specified in Section 7.04(c). “Series 2026-1 Supplement” has the meaning set forth in the preamble hereto. “UK Securitisation Laws” means the restrictions and obligations with regard to securitisations (as such term is defined in the relevant legislation and rules) which are imposed pursuant to (a) the Securitisation Regulation 2024 (as amended, the “SR 2024”), (b) the Securitisation Part of the Prudential Regulation Authority (“PRA”) Rulebook, (c) the Securitisation sourcebook of the Financial Conduct Authority (“FCA”)_Handbook, (d) other rules, directions and other requirements made or imposed pursuant to, in accordance with, or in relation to, the SR 2024 by the PRA, the FCA, or the UK’s Pensions Regulator, (e) all provisions of the Financial Services and Markets Act 2000 relating to any of the foregoing (including by the PRA or the FCA). “Undrawn L/C Face Amounts” means, at any time, the aggregate then-undrawn and unexpired face amount of any Letters of Credit outstanding at such time. “Unreimbursed L/C Drawings” means, at any time, the aggregate amount of any L/C Reimbursement Amounts that have not then been reimbursed pursuant to Section 2.07. “Voluntary Decrease” has the meaning specified in Section 2.02(d). SECTION 1.02 Benchmark Calculations. The Series 2026-1 Class A-1 Administrative Agent and each Funding Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, the continuation of, administration of, submission of, calculation of, or any other matter related to the “Base Rate”, “SOFR”, “Term SOFR” or the “Term SOFR Reference Rate”, any component definition thereof or rates referenced in the definition thereof or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any then-current Benchmark or any Benchmark Replacement, (ii) any alternative, successor or replacement rate implemented pursuant to Section 3.04, whether upon the occurrence of a Benchmark Transition Event and (iii) the effect, implementation or composition of any Conforming Changes, including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Base Rate, the existing Benchmark or any subsequent Replacement Benchmark prior to its discontinuance or unavailability (including Term SOFR, the Term SOFR Reference Rate or any other Benchmark), and (B) the impact or effect of such alternative, successor or replacement reference rate or Conforming Changes on any other financial products or agreements in effect or offered by or to the Co-Issuers, any Guarantor or Investor or any of their respective Affiliates). The Series 2026-1 Class A-1 Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Base Rate or any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Co-Issuers, the Manager, any Investor, Funding Agents, Program Support Providers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Series 2026-1 Class A-1 Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and any relevant adjustments thereto, in each case, in a manner adverse to the Co-Issuers. (b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Series 2026-1 Class A-1 Administrative Agent (in any capacity under any Transaction Document) shall have no (i) responsibility or liability for determining, confirming or verifying the “Base Rate”, “SOFR”, “Term SOFR” or the “Term SOFR Reference Rate”, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, (ii) responsibility or liability for designating or selecting a Benchmark Replacement or other alternate or replacement reference rate (or any component or modifier related thereto) as a successor or replacement benchmark interest rate (including whether any such rate meets any requirements specified in any Transaction Document or whether the conditions to the designation of such rate or the adoption of such rate or any amendments related thereto have been satisfied) and shall be entitled to rely upon any designation of such a rate (or any component or modifier related thereto) by any other Person designated in an applicable Transaction Document to determine such rate, (iii) responsibility for determining whether any event or date has occurred that would require or allow for the selection of a Benchmark Replacement or any other successor or replacement benchmark interest rate, (iv) obligation to determine or select any methodology or conventions for calculation of any Benchmark or Benchmark Replacement (which, for example, may include operational, administrative or technical parameters for compounding such rate), (v) liability for any failure or delay in performing its duties (if any) under any Transaction Document as a result of the unavailability of the Benchmark, a Benchmark Replacement or any other benchmark interest rate and (vi) liability for any failure or delay in performing its duties under this Agreement or other Transaction Document as a result of the unavailability of the Benchmark or any other reference rate described herein, including as a result of any inability, delay, error or inaccuracy on the part of any Person in providing reasonable prior written notice of the selection of any successor or replacement benchmark interest rate or any direction, instruction, notice or information required or contemplated by the terms of any Transaction Document and reasonably required for the performance of such duties. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, no Conforming Changes or other amendments to this Agreement shall be effective without the prior written consent of the Series 2026-1 Class A-1 Administrative Agent to the extent such amendments or Conforming Changes imposes any such obligation, responsibility or liability on the Series 2026-1 Class A-1 Administrative Agent (in any capacity under any Transaction Document). ARTICLE II PURCHASE AND SALE OF SERIES 2026-1 CLASS A-1 NOTES SECTION 2.01 Series 2026-1 Class A-1 Notes. On the terms and conditions set forth in this Agreement, the Indenture and the Series 2026-1 Supplement, and in reliance on the representations, warranties, covenants and agreements set forth herein and therein, the Co-Issuers shall issue and shall request the Indenture Trustee to authenticate (or register as described in Section 2.01(a) of the Indenture and the Series 2026-1 Supplement) pursuant to Section 2.01(b) of the Indenture and the Series 2026-1 Supplement the Series 2026-1 Class A-1 Advance Notes, which the Co-Issuers shall deliver to each Funding Agent on behalf of the Investors in the related Investor Group on the Series 2026-1 Closing Date. Such Series 2026-1 Class A-1 Advance Note for each Investor Group shall be dated the Series 2026-1 Closing Date, shall be registered in the name of the related Funding Agent or its nominee, as agent for the related Investors, or in such other name or nominee as such Funding Agent may request, shall have a maximum principal amount equal to the Maximum Investor Group Principal Amount for such Investor Group, shall have an initial outstanding principal amount equal to such Investor Group’s Commitment Percentage of the Series 2026-1 Class A-1 Initial Advance Principal Amount, if any, and (other than any Uncertificated Note) shall be duly authenticated in accordance with the provisions of Section 2.01(b) of the Indenture. The issuance and sale of the Series 2026-1 Class A-1 Advance Notes to the Series 2026-1 Class A-1 Noteholders shall be subject to satisfaction of the conditions set forth in Section 7.01 in addition to the conditions to the issuance of a Series of Notes set forth in Section 2.07 of the Indenture. The Series 2026-1 Class A-1 Notes shall be Variable Funding Notes that are Class A-1 Advance Notes payable in accordance with the Indenture, the Series 2026-1 Supplement and this Agreement. This Agreement shall be a Variable Funding Note Purchase Agreement for all purposes under the Indenture and the Series 2026-1 Supplement. SECTION 2.02 Advances; Voluntary Decreases. (a) Subject to the terms and conditions of this Agreement, the Indenture and the Series 2026-1 Supplement, including, without limitation, the conditions to the initial extension of credit set forth in Section 7.02 and the conditions to each extension of credit set forth in Section 7.03, each Eligible Conduit Investor, if any, may, in its sole discretion, and if such Eligible Conduit Investor determines that it will not make (or it does not in fact make) an Advance or any portion of an Advance, its related Committed Note Purchaser(s) shall or, if there is no Eligible Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group shall, upon the Co- Issuers’ request for a Borrowing delivered in accordance with the provisions of Section 2.03 and the satisfaction of all conditions precedent thereto (or under the circumstances set forth in Section 2.05, 2.06 or 2.08), make Advances from time to time during the Commitment Term; provided, that such Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that if L/C Obligations are outstanding as of any date on which Advances will be made pursuant to this Section 2.02(a) and any Unreimbursed L/C Drawings are not being repaid with the proceeds of such Advances pursuant to Section 2.03, such Advances (or applicable portions thereof) shall be made ratably by each Investor Group that does not include a Letter of Credit Provider (or, if each Investor Group includes a Letter of Credit Provider, ratably among such Investor Groups) based on the respective Maximum Investor Group Principal Amount of such relevant Investor Groups (and among the Committed Note Purchasers within each such Investor Group based on their respective Committed Note Purchaser Percentages) until the Series 2026-1 Class A-1 Outstanding Principal Amount attributable to each Investor Group including the Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount attributable to each Investor Group that includes a Letter of Credit Provider equals their respective Commitment Percentages of the Series 2026-1 Class A-1 Outstanding Principal Amount and thereafter any remaining portion of such Advance and any further Advances will continue to be made ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each such Investor Group based on their respective Committed Note Purchaser Percentages; provided, further, that if, as a result of any Committed Note Purchaser (a “Non-Funding Committed Note Purchaser”) failing to make any previous Advance that such Non-Funding Committed Note Purchaser was required to make, outstanding Advances are not held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages at the time a request for Advances is made, (x) such Non-Funding Committed Note Purchaser shall make all of such Advances until outstanding Advances are held ratably by each Investor Group based on their respective Commitment Percentages and among the Committed Note Purchasers within each Investor Group based on their respective Committed Note Purchaser Percentages and (y) further Advances shall be made ratably by each Investor Group based on their respective Commitment Percentages and the portion of any such Advance made by any Committed Note Purchaser in such Investor Group shall be its Committed Note Purchaser Percentage of the Advances to be made by such Investor Group (or the portion thereof not being made by any Conduit Investor in such Investor Group); provided, further, that the failure of a Non- Funding Committed Note Purchaser to make Advances pursuant to the immediately preceding proviso shall not, subject to the immediately following proviso, relieve any other Committed Note Purchaser of its obligation hereunder, if any, to make Advances in accordance with Section 2.03(b)(i); provided, further, that, subject, in the case of clause (i) below, to Section 2.03(b)(ii), no Advance shall be required or permitted to be made by any Investor on any date to the extent that, after giving effect to such Advance, (i) the related Investor Group Principal Amount would exceed the related Maximum Investor Group Principal Amount or (ii) the Series 2026-1 Class A-1 Outstanding Principal Amount would exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount. (b) Notwithstanding anything herein or in any other Transaction Document to the contrary, at no time will a Conduit Investor be obligated to make Advances hereunder. If at any time any Conduit Investor is not an Eligible Conduit Investor, such Conduit Investor shall deliver prompt written notice to each of the related Funding Agent, the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers.

(c) Each of the Advances to be made on any date shall be made as part of a single Borrowing. The Advances made as part of the initial Borrowing on the Series 2026-1 Closing Date, if any, will be evidenced by the Series 2026-1 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2026-1 Class A-1 Initial Advance Principal Amounts corresponding to the amount of such Advances. All of the other Advances will constitute Borrowings evidenced by the Series 2026-1 Class A-1 Advance Notes issued in connection herewith and will constitute purchases of Series 2026-1 Class A-1 Outstanding Principal Amounts corresponding to the amount of such Advances. The Series 2026-1 Class A-1 Outstanding Principal Amounts shall be the aggregate unpaid principal balance and the Class Principal Balances of the Series 2026-1 Class A-1 Notes for all purposes under the Indenture and the Series 2026-1 Supplement. (d) On any Business Day, upon at least three (3) Business Days’ prior written notice, substantially in the form of Exhibit E, to each of the Funding Agents, the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee, the Co-Issuers may decrease the Series 2026-1 Class A- 1 Outstanding Principal Amount (each such decrease of the Series 2026-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(d), a “Voluntary Decrease”) by depositing with the Series 2026-1 Class A-1 Administrative Agent an amount equal to such Voluntary Decrease not later than 10:00 a.m. (New York City time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Series 2026-1 Class A-1 Administrative Agent (with a copy to the Indenture Trustee) directing the Series 2026-1 Class A-1 Administrative Agent to distribute to each Investor Group pro rata according to the portion of the Series 2026-1 Class A-1 Outstanding Principal Amount allocable to each Investor Group (which report shall include the calculation of such amounts and wiring instructions for the distributions thereof); provided, that to the extent the deposit with the Series 2026-1 Class A-1 Administrative Agent described above is not made by 10:00 a.m. (New York City time) on a Business Day, the same shall be deemed to be deposited on the following Business Day. Any associated Series 2026-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with this Agreement) shall be deposited with the Series 2026-1 Class A-1 Administrative Agent for allocation pursuant to the report referred to above. Each such Voluntary Decrease in respect of any Advances shall be either (i) in an aggregate minimum principal amount of $200,000 and integral multiples of $100,000 in excess thereof or (ii) in such other amount necessary to reduce the Series 2026-1 Class A-1 Outstanding Principal Amount to zero. The failure to pay the amount of any Voluntary Decrease on the date specified as the decrease date in the related notice shall not constitute an Event of Default under the Indenture, and any amounts deposited with the Series 2026-1 Class A-1 Administrative Agent for application in the manner set forth above shall only be so deposited to the extent available in accordance with the Priority of Payments. (e) Subject to the terms of this Agreement and the Series 2026-1 Supplement, the aggregate principal amount of the Advances evidenced by the Series 2026-1 Class A-1 Advance Notes may be increased by Borrowings or decreased by Voluntary Decreases and such other amounts that are paid on the Series 2026-1 Class A-1 Notes pursuant to the Priority of Payments from time to time. (f) At any time that the aggregate Series 2026-1 Class A-1 Outstanding Principal Amount attributable to each Investor Group is not held pro rata based on its respective Commitment Percentage (as a result of the issuance of any Letter of Credit or otherwise), the Investor Groups (and the Investors within each such Investor Group) may, in their sole discretion, agree amongst themselves to reallocate any outstanding Advances. In the event that any reallocation of the Series 2026-1 Class A-1 Outstanding Principal Amount required to be made to ensure that the Series 2026-1 Class A-1 Outstanding Principal Amount attributable to each Investor Group is pro rata based on its respective Commitment Percentage would give rise to Series 2026-1 Class A-1 Breakage Amounts, the related breakage shall occur with respect to the applicable Advance closest to maturity. SECTION 2.03 Borrowing Procedures.

(a) Whenever the Co-Issuers wish to make a Borrowing, the Co-Issuers shall (or shall cause the Manager on its behalf to) by written notice in the form of an Advance Request, notify (for which purpose electronic means shall be sufficient) each Funding Agent of its pro rata share thereof (or other required share, as required pursuant to Section 2.02(a)) and notify each of the Indenture Trustee and the Letter of Credit Provider in writing of such Borrowing no later than 12:00 p.m. (New York City time) two (2) Business Days (or, in the case of any SOFR Advances for purposes of Section 3.01(b), two (2) U.S. Government Securities Business Days) prior to the date of such Borrowing (unless a shorter period is agreed upon by each of the Funding Agents), which date of Borrowing shall be a Business Day during the Commitment Term. Each such Advance Request shall be irrevocable and shall in each case refer to this Agreement and specify (i) the Borrowing date, (ii) the aggregate amount of the requested Borrowing to be made on such date, and (iii) at the election of the Co-Issuers, the amount of outstanding Unreimbursed L/C Drawings (if applicable) to be repaid with the proceeds of such Borrowing on the Borrowing date (which amount, if the Co-Issuers elect to repay any Unreimbursed L/C Drawings, shall constitute the lesser of (x) the amount of such Borrowings and (y) all outstanding Unreimbursed L/C Drawings outstanding on the date of such notice that are not prepaid with other funds of the Co-Issuers available for such purpose), and (iv) sufficient instructions for application of the balance, if any, of the proceeds of such Borrowing on the Borrowing date (which proceeds shall be made available to the Co- Issuers). Requests for any Borrowing may not be made in an aggregate principal amount of less than $500,000 or in an aggregate principal amount that is not an integral multiple of $100,000 in excess thereof (or in each case such other amount as agreed to by the Funding Agents); except as otherwise provided herein with respect to Advances for the purpose or repaying then-outstanding Unreimbursed L/C Drawings. Subject to the provisos to Section 2.02(a), each Borrowing shall be ratably allocated among the Investor Groups’ respective Maximum Investor Group Principal Amounts. Each Funding Agent shall promptly advise its related Conduit Investor, if any, of any notice given pursuant to this Section 2.03(a) and shall promptly thereafter (but in no event later than 10:00 a.m. (New York City time) on the date of Borrowing) notify the Series 2026-1 Class A-1 Administrative Agent, the Co-Issuers and the related Committed Note Purchaser(s) whether such Conduit Investor has determined to make all or any portion of the Advances in such Borrowing that are to be made by its Investor Group. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2026-1 Supplement (and, if requested by the Series 2026-1 Class A -1 Series 2026-1 Class A-1 Administrative Agent, confirmation from the Letter of Credit Provider as to (x) the amount of outstanding Unreimbursed L/C Drawings to be repaid with the proceeds of such Borrowing on the Borrowing date, (y) the Undrawn L/C Face Amount of all Letters of Credit then outstanding and (z) the principal amount of any other Unreimbursed L/C Drawings then outstanding), the applicable Investors in each Investor Group shall make available to the Series 2026-1 Class A-1 Administrative Agent the amount of the Advances in such Borrowing that are to be made by such Investor Group by wire transfer in U.S. Dollars of such amount in same day funds no later than 11:00 a.m. (New York City time) on the date of such Borrowing as instructed in the applicable Advance Request and upon receipt thereof the Series 2026-1 Class A-1 Administrative Agent shall make such proceeds available by 5:00 p.m. (New York City time), first, if applicable, and at the election of the Co-Issuers, to the Letter of Credit Provider for application to repayment of the amount of outstanding Unreimbursed L/C Drawings as set forth in the applicable Advance Request, ratably in proportion to such respective amounts, and/or second, to the to the Co-Issuers as instructed in the applicable Advance Request. (b) (i) The failure of any Committed Note Purchaser to make the Advance to be made by it as part of any Borrowing shall not relieve any other Committed Note Purchaser (whether or not in the same Investor Group) of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but neither the Committed Note Purchaser nor any other Person shall be responsible for the failure of any other Committed Note Purchaser to make the Advance to be made by such other Committed Note Purchaser on the date of any Borrowing and (ii) in the event that one or more Committed Note Purchasers fails to make its Advance by 11:00 a.m. (New York City time) on the date of such Borrowing, the Co-Issuers shall deliver written notice (for which purpose electronic means shall be sufficient) to each of the other Committed Note Purchasers not later than 4:00 p.m. (New York City time) on such Business Day, and each of the other Committed Note Purchasers shall make available to the Co-

Issuers a supplemental Advance in a principal amount (such amount, the “reference amount”) equal to the lesser of (a) the aggregate principal Advance that was unfunded multiplied by a fraction, the numerator of which is the Commitment Amount of such Committed Note Purchaser and the denominator of which is the aggregate Commitment Amounts of all Committed Note Purchasers (less the aggregate Commitment Amount of the Committed Note Purchasers failing to make Advances on such date) and (b) the excess of (i) such Committed Note Purchaser’s Commitment Amount over (ii) the product of (1) such Committed Note Purchaser’s related Investor Group Principal Amount, multiplied by (2) such Committed Note Purchaser’s Committed Note Purchaser Percentage (after giving effect to all prior Advances on such date of Borrowing) (provided that a Committed Note Purchaser may (but shall not be obligated to), on terms and conditions to be agreed upon by such Committed Note Purchaser and the Co-Issuers, make available to the Co-Issuers a supplemental Advance in a principal amount in excess of the reference amount; provided, however, that no such supplemental Advance shall be permitted to be made to the extent that, after giving effect to such Advance, the Series 2026-1 Class A-1 Outstanding Principal Amount would exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount). Such supplemental Advances shall be made by wire transfer in U.S. Dollars in same day funds to the Series 2026-1 Class A-1 Administrative Agent no later than 11:00 a.m. (New York City time) one (1) Business Day following the date of such Borrowing, and upon receipt thereof the Series 2026-1 Class A-1 Administrative Agent shall by 5:00 p.m. (New York time) make such proceeds available, first, if applicable and at the election of the Co-Issuers, to the Letter of Credit Provider for application to repayment of the amount of outstanding Unreimbursed L/C Drawings as set forth in the applicable Advance Request, ratably in proportion to such respective amounts, and, second, to the Co-Issuers as instructed in the applicable Advance Request. If any Committed Note Purchaser which shall have so failed to fund its Advance shall subsequently pay such amount, the Series 2026-1 Class A-1 Administrative Agent shall apply such amount pro rata to repay any supplemental Advances made by the other Committed Note Purchasers pursuant to this Section 2.03(b). (c) Unless the Series 2026-1 Class A-1 Administrative Agent shall have received notice from a Funding Agent prior to the date of any Borrowing that an applicable Investor in the related Investor Group will not make available to the Series 2026-1 Class A-1 Administrative Agent such Investor’s share of the Advances to be made by such Investor Group as part of such Borrowing, the Series 2026-1 Class A-1 Administrative Agent may (but shall not be obligated to) assume that such Investor has made such share available to the Series 2026-1 Class A-1 Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Series 2026-1 Class A-1 Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Letter of Credit Provider and/or the Co-Issuers, as applicable, on such date a corresponding amount, and shall, if such corresponding amount has not been made available by the Series 2026-1 Class A-1 Administrative Agent, make available to the Letter of Credit Provider and/or the Co-Issuers, as applicable, on such date a corresponding amount once such Investor has made such portion available to the Series 2026-1 Class A-1 Administrative Agent. If and to the extent that any Investor shall not have so made such amount available to the Series 2026-1 Class A-1 Administrative Agent, such Investor and the Co-Issuers jointly and severally agree to repay (without duplication) to the Series 2026-1 Class A-1 Administrative Agent on the next Allocation Date such corresponding amount (in the case of the Co-Issuers, in accordance with the Priority of Payments), together with interest thereon, for each day from the date such amount is made available to the Co-Issuers until the date such amount is repaid to the Series 2026-1 Class A-1 Administrative Agent, at (i) in the case of the Co-Issuers, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Investor, the Federal Funds Rate and without deduction by such Investor for any withholding taxes. If such Investor shall repay to the Series 2026-1 Class A-1 Administrative Agent such corresponding amount, such amount so repaid shall constitute such Investor’s Advance as part of such Borrowing for purposes of this Agreement. (d) After the Co-Issuers deliver an Advance Request for a Borrowing pursuant to Section 2.03 hereof, the Funding Agents, on behalf of the Investors, may, not later than 4:00 p.m. New York City time on the date that is one (1) Business Day prior to the proposed Borrowing date, deliver a written notice (a “Delayed Funding Notice”, and the date of such delivery, the “Delayed Funding Notice Date”) to the Co-Issuers of their intention to fund the related Borrowing (such amount, the “Delayed

Amount”) on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty- fifth (35th) day following the date of such request for a Borrowing (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Borrowing date; provided, that in no event shall the aggregate unfunded Delayed Amount at any time exceed 100% of the Series 2026-1 Class A-1 Notes Maximum Principal Amount. By delivery of a Delayed Funding Notice, each Funding Agent shall be deemed to represent and warrant that (x) charges relating to the “liquidity coverage ratio” under Basel III have been incurred on the related Committed Note Purchaser’s interests or obligations hereunder and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby as of the date of such Delayed Funding Notice. A Funding Agent that delivers a Delayed Funding Notice with respect to any Borrowing date shall be referred to herein as a “Delaying Investor” with respect to such Borrowing date. If the conditions to any Borrowing described in Section 7.03 are satisfied on the requested Borrowing date, there shall be no conditions whatsoever (including, without limitation, the occurrence of an Amortization Period, notwithstanding any statement to the contrary in Section 7.03) to the obligation of the Committed Note Purchasers to fund the requested amount on the related Delayed Funding Date. SECTION 2.04 The Series 2026-1 Class A-1 Notes. On each date an Advance is made or a Letter of Credit is drawn on hereunder, and on each date the outstanding amount thereof is reduced, a duly authorized officer, employee or agent of the related Series 2026-1 Class A-1 Noteholder shall make appropriate notations in its books and records of the amount, evidenced by the related Series 2026-1 Class A-1 Advance Note of such Advance or Series 2026-1 Class A-1 L/C Note of such drawn Letter of Credit, as applicable, and the amount of such reduction, as applicable. The Co-Issuers hereby authorize each duly authorized officer, employee and agent of such Series 2026-1 Class A-1 Noteholder to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that in the event of a discrepancy between the books and records of such Series 2026- 1 Class A-1 Noteholder and the records maintained by the Indenture Trustee pursuant to the Indenture and the Series 2026-1 Supplement, such discrepancy shall be resolved between such Series 2026-1 Class A-1 Noteholder and the Indenture Trustee (in consultation with the Co-Issuers), and such resolution shall control in the absence of manifest error; provided further that the failure of any such notation to be made, or any finding that a notation is incorrect, in any such records shall not limit or otherwise affect the obligations of the Co-Issuers under this Agreement, the Indenture or the Series 2026-1 Supplement. SECTION 2.05 Reduction in Commitments. (a) The Co-Issuers may, upon at least three (3) Business Days’ notice to the Series 2026-1 Class A-1 Administrative Agent, the Indenture Trustee and each Funding Agent (which shall promptly notify the related Investor), effect a permanent reduction in the Series 2026-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Commitment Amount and Maximum Investor Group Principal Amount on a pro rata basis according to the Maximum Investor Group Principal Amount of each Investor Group; provided that (i) any such reduction will be limited to the undrawn portion of the Commitments such that the Series 2026-1 Class A-1 Outstanding Principal Amount shall not exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount (after giving effect to any Voluntary Decrease effected pursuant to and in accordance with Section 2.02(d) on such date), (ii) any such reduction must be in a minimum amount of $1,000,000 and (iii) after giving effect to such reduction, the Series 2026-1 Class A-1 Notes Maximum Principal Amount equals or exceeds $5,000,000, unless reduced to zero, and (iv) no such reduction shall be permitted if, after giving effect thereto, (w) the aggregate L/C Commitments (after giving effect to any decrease thereof on such date) would exceed 10% of the Series 2026-1 Class A-1 Notes Maximum Principal Amount, (x) the aggregate Commitment Amounts would be less than the Series 2026-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts with respect to which cash collateral is held by the Letter of Credit Provider pursuant to Section 4.03(b)) or (y) the aggregate Commitment Amounts would be less than the L/C Commitment.

(b) If any of the following events shall occur, then the Commitment Amounts shall be automatically and permanently reduced on the dates and in the amounts set forth below with respect to the applicable event and the other consequences set forth below with respect to the applicable event shall ensue (and the Co-Issuers shall give the Indenture Trustee, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent prompt written notice thereof): (i) if the Outstanding Principal Amount of the Series 2026-1 Class A-1 Notes has not been paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) by the Business Day immediately preceding the Series 2026-1 Class A-1 Anticipated Repayment Date, (A) on such Business Day, (x) the principal amount of all then- outstanding Unreimbursed L/C Drawings shall be repaid in full with proceeds of Advances made on such date (and the Co-Issuers shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made), and (y) the L/C Commitment shall both be automatically and permanently reduced to zero, and (B) (x) all undrawn portions of the Commitments shall automatically and permanently terminate and the corresponding portions of the Series 2026-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically and permanently reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis) and (y) each payment of principal on the Series 2026-1 Class A-1 Outstanding Principal Amount occurring on or following such Business Day (excluding the repayment of any Unreimbursed L/C Drawings with proceeds of Advances pursuant to clause (A) above) shall result automatically and permanently in a dollar-for-dollar reduction of the Series 2026-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis; (ii) if an Amortization Period has occurred and is continuing prior to the Series 2026-1 Class A-1 Anticipated Repayment Date, then (A) on the date such Amortization Period occurs, all undrawn portions of the Commitments shall automatically be reduced to zero (other than as set forth in clause (B)) for so long as such Amortization Period has occurred and is continuing, and the corresponding portions of the Series 2026-1 Class A-1 Notes Maximum Principal Amount and the Maximum Investor Group Principal Amounts shall be automatically reduced by a corresponding amount (with respect to the Maximum Investor Group Principal Amounts, on a pro rata basis) and (B) no later than the second Business Day after the occurrence of such Amortization Period, the principal amount of all then-outstanding Unreimbursed L/C Drawings (to the extent not otherwise repaid) shall be repaid in full with proceeds of Advances (and the Co-Issuers shall be deemed to have delivered such Advance Requests under Section 2.03 as may be necessary to cause such Advances to be made) and the all unused portions of the L/C Commitment (including such amount of Unreimbursed L/C Drawings repaid by such Advances) shall be automatically reduced to zero, and (C) each payment of principal (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02, 4.03(a), 4.03(b) and 9.18(c)(ii)) on the Series 2026-1 Class A-1 Outstanding Principal Amount occurring on or after the date on which such Amortization Period has occurred and is continuing (excluding the repayment of any Unreimbursed L/C Drawings with proceeds of Advances pursuant to clause (B) above) shall result automatically in a dollar-for-dollar reduction of the Series 2026-1 Class A-1 Notes Maximum Principal Amount and a corresponding reduction in each Maximum Investor Group Principal Amount on a pro rata basis; provided, that if the Amortization Period is no longer continuing, the Commitments and L/C Commitment shall be restored to the full extent reduced pursuant to this subclause (ii) except to the extent voluntarily reduced by the Co-Issuers pursuant to Section 2.05(a); and (iii) if any Event of Default shall occur and be continuing (and shall not have been waived in accordance with the Indenture), the Series 2026-1 Class A-1 Notes Maximum Principal Amount, the Commitment Amounts, the L/C Commitment and the Maximum Investor Group Principal Amounts shall all be automatically and permanently reduced to zero for so long as such Event of Default has occurred and is continuing and the Co-Issuers shall (in accordance with the Indenture) cause the Series 2026-1 Class A-1 Outstanding Principal Amount to be paid in full (which, for the avoidance of doubt, shall include cash collateralization of Undrawn L/C Face Amounts pursuant to Sections 4.02, 4.03(a), 4.03(b) and 9.18(c)(ii)) together with accrued interest, accrued Series 2026-1 Class A-1 Undrawn Commitment Fees, Series 2026-1 Class A-1 Notes Other Amounts and all other amounts then due and payable to the Investors, the Series 2026-1 Class A-1 Administrative Agent and the Funding Agents under this Agreement and the other Transaction Documents, in each case subject to and in accordance with the provisions of the Indenture, including the Priority of Payments. SECTION 2.06 L/C Commitment. (a) Subject to the terms and conditions hereof, each Letter of Credit Provider (or its permitted successors and assigns pursuant to Section 9.17), in reliance on the agreements of the Committed Note Purchasers set forth in Sections 2.07 and 2.08, agrees to provide Interest Reserve Letters of Credit or other standby letters of credit requested by the Co-Issuers and agreed upon by Letter of Credit Provider in its sole discretion (together with the Interest Reserve Letters of Credit each, a “Letter of Credit” and, collectively, the “Letters of Credit”) for the account of the Co-Issuers or its designee on any Business Day at any time until the date that is ten (10) Business Days prior to the Commitment Termination Date to be issued in accordance with Section 2.06(g) in such form as may be approved from time to time by the Letter of Credit Provider; provided that the Letter of Credit Provider shall have no obligation or right to provide any Letter of Credit on a requested issuance date if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the Series 2026-1 Class A-1 Outstanding Principal Amount would exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount. Notwithstanding anything herein to the contrary, if a requested Letter of Credit would cause the Series 2026-1 Class A-1 Outstanding Principal Amount attributable to a Letter of Credit Provider (in its capacity as Committed Note Purchaser and Letter of Credit Provider) to exceed its Commitment Amount (an “L/C Commitment Excess”), the Investor Groups shall effectuate a reallocation of the Series 2026-1 Class A-1 Outstanding Principal Amounts to the extent necessary so that, immediately after such requested Letter of Credit is issued, no L/C Commitment Excess would exist; provided that the Co- Issuers shall not be liable for any Breakage Amounts resulting solely from such reallocations. Each Letter of Credit shall (x) be denominated in Dollars, (y) have a face amount of at least $25,000 or, if less than $25,000, shall bear a reasonable administrative fee to be agreed upon by the Co-Issuers and the Letter of Credit Provider and (z) expire no later than the earlier of (A) the first anniversary of its date of issuance and (B) the date that is ten (10) Business Days prior to the Commitment Termination Date (the “Required Expiration Date”); provided that any Letter of Credit may provide for the automatic extensions thereof for additional periods, each individually not to exceed one year (which shall in no event extend beyond the Required Expiration Date) unless the Letter of Credit Provider notifies each beneficiary of such Letter of Credit at least thirty (30) calendar days prior to the then-applicable expiration date (or no later than the applicable notice date, if earlier, as specified in such Letter of Credit) that such Letter of Credit shall not be renewed; provided further that any Letter of Credit may have an expiration date that is later than the Required Expiration Date so long as either (x) the Undrawn L/C Face Amount with respect to such Letter of Credit has been fully cash collateralized by the Co-Issuers in accordance with Section 4.02 or 4.03 as of the Required Expiration Date and there are no other outstanding L/C Obligations with respect to such Letter of Credit as of the Required Expiration Date or (y) other than with respect to Interest Reserve Letters of Credit, arrangements satisfactory to the Letter of Credit Provider in its sole and absolute discretion have been made with the Letter of Credit Provider (and, if the Letter of Credit Provider is not the L/C Issuing Bank with respect to such Letter of Credit, the L/C Issuing Bank) pursuant to Section 4.04 such that such Letter of Credit shall cease to be deemed outstanding or to be deemed a “Letter of Credit” for purposes of this Agreement as of the Commitment Termination Date. (b) Additionally, each Series 2026-1 Interest Reserve Letter of Credit shall (1) name the Indenture Trustee, for the benefit of the Noteholders, as the beneficiary thereof; (2) allow the Indenture Trustee to submit a notice of drawing in respect of such Series 2026-1 Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Interest Reserve Account, pursuant to the Indenture; and (3) indicate by its terms that the proceeds in respect of drawings under such Series 2026-1 Interest Reserve Letter of Credit shall be paid directly into the Interest Reserve Account or otherwise used to pay Required Interest Reserve Draw Amounts in accordance with Sections 5.01(c) of the Indenture. (c) The Letter of Credit Provider shall not at any time be obligated to (I) provide any Letter of Credit hereunder if such issuance would violate, or cause any L/C Issuing Bank to exceed any limits imposed by, any applicable Requirement of Law or (II) amend any Letter of Credit hereunder if (1) the Letter of Credit Provider would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (2) each beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. (d) On the terms and conditions set forth in the Indenture and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Co- Issuers shall issue and shall cause the Indenture Trustee to authenticate the Series 2026-1 Class A-1 L/C Notes, which the Co-Issuers shall deliver to the Letter of Credit Providers on the Series 2026-1 Closing Date; provided that, if such Series 2026-1 Class L/C Note is an Uncertificated Note, the Indenture Trustee shall instead register it as described in Section 2.01(a) of the Indenture. Such Series 2026-1 Class A-1 L/C Note shall be dated the Series 2026-1 Closing Date, shall be registered in the name of the Letter of Credit Provider or in such other name or nominee as the Letter of Credit Provider may request, shall have a maximum principal amount equal to the L/C Commitment, shall have an initial outstanding principal amount equal to $0 and (unless it is an Uncertificated Note) shall be duly authenticated in accordance with the provisions of the Indenture. The issuance and sale of the Series 2026-1 Class A-1 L/C Notes to the Letter of Credit Providers shall be subject to satisfaction of the conditions set forth in Section 7.01. The Series 2026-1 Class A-1 L/C Notes shall be Variable Funding Notes that are Class A-1 Notes payable in accordance with the Indenture, the Series 2026-1 Supplement and this Agreement. (e) Each drawing on a Letter of Credit after the Series 2026-1 Closing Date will constitute a Borrowing in the outstanding principal amount evidenced by the Series 2026-1 Class A-1 L/C Note in an amount corresponding to the Undrawn L/C Face Amount of such Letter of Credit and shall be deemed to be a Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount. All L/C Obligations (whether in respect of Undrawn L/C Face Amounts or Unreimbursed L/C Drawings) shall be deemed to be principal outstanding under the Series 2026-1 Class A-1 L/C Note and shall be deemed to be Series 2026-1 Class A-1 Outstanding Principal Amounts (in the form of Series 2026-1 Class A-1 Outstanding L/C Subfacility Amount) for all purposes of this Agreement, the Indenture and the other Transaction Documents other than, in the case of Undrawn L/C Face Amounts, for the purposes of accrual of interest. Subject to the terms of this Agreement, each drawing of a Letter of Credit will constitute a “L/C Subfacility Increase” in the outstanding principal amount evidenced by the Series 2026- 1 Class A-1 L/C Note and reimbursements of any Unreimbursed L/C Drawings thereunder will constitute a “L/C Subfacility Decrease” in the outstanding principal amount evidenced by the Series 2026-1 Class A-1 L/C Note. Each Letter of Credit Provider and the Co-Issuers agree to promptly notify the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee of any such decreases for which notice to the Series 2026-1 Class A-1 Administrative Agent is not otherwise provided hereunder. (f) The Co-Issuers may (or shall cause the Manager on its behalf to) from time to time request that any Letter of Credit Provider provide a new Letter of Credit by delivering to the Letter of Credit Provider at its address for notices specified herein an application therefor in the form required by the applicable Letter of Credit Provider or L/C Issuing Bank, as applicable (an “Application”), completed to the satisfaction of the Letter of Credit Provider, and such other certificates, documents and other papers and information as the Letter of Credit Provider may reasonably request. Upon receipt of any completed Application, the Letter of Credit Provider will notify the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee in writing of the amount, the beneficiary or beneficiaries and the requested expiration of the requested Letter of Credit (which shall comply with Section 2.06(a)

and (i)) and, subject to the other conditions set forth herein and upon receipt of written confirmation from the Series 2026-1 Class A-1 Administrative Agent (based, with respect to any portion of the Series 2026- 1 Class A-1 Outstanding L/C Subfacility Amount held by any Person other than the Series 2026-1 Class A-1 Administrative Agent, solely on written notices received by the Series 2026-1 Class A-1 Administrative Agent under this Agreement) that after giving effect to the requested issuance, the Series 2026-1 Class A-1 Outstanding Principal Amount would not exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount (provided that the Letter of Credit Provider shall be entitled to rely upon any written statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons of the Series 2026-1 Class A-1 Administrative Agent for purposes of determining whether the Letter of Credit Provider received such prior written confirmation from the Series 2026-1 Class A-1 Administrative Agent with respect to any Letter of Credit), the Letter of Credit Provider will cause such Application and the certificates, documents and other papers and information delivered in connection therewith to be processed in accordance with the L/C Issuing Bank’s customary procedures and shall promptly provide the Letter of Credit requested thereby (but in no event shall the Letter of Credit Provider be required to provide any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto, as provided in Section 2.06(a)) by issuing the original of such Letter of Credit to the beneficiary or beneficiaries thereof or as otherwise may be agreed to by the Letter of Credit Provider and the Co-Issuers. The Letter of Credit Provider shall furnish a copy of such Letter of Credit to the Manager (with a copy to the Series 2026-1 Class A-1 Administrative Agent) promptly following the issuance thereof. Each Letter of Credit Provider shall promptly furnish to the Series 2026-1 Class A-1 Administrative Agent, which shall in turn promptly furnish to the Funding Agents, the Investors, and the Indenture Trustee, written notice of the issuance of each Letter of Credit (including the amount thereof). (g) The Co-Issuers shall pay to the Letter of Credit Provider the L/C Quarterly Fees (as defined in the Series 2026-1 Class A-1 Notes Fee Letter, the “L/C Quarterly Fees”) in accordance with the terms of the Series 2026-1 Class A-1 Notes Fee Letter and subject to the Priority of Payments. In addition, the Co-Issuers shall pay to or reimburse the Letter of Credit Provider for its own account or for the account of the applicable L/C Issuing Bank the L/C Issuance Fees (as defined in the Series 2026-1 Class A-1 Notes Fee Letter, the “L/C Issuance Fees”) in accordance with the terms of the Series 2026-1 Class A-1 Notes Fee Letter and subject to the Priority of Payments. (h) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article II, the provisions of this Article II shall apply. (i) The Co-Issuers may, upon at least three (3) Business Days’ notice to the Series 2026-1 Class A-1 Administrative Agent and the applicable Letter of Credit Provider, effect a permanent reduction in the related L/C Commitment; provided that any such reduction will be limited to the undrawn portion of the L/C Commitment. If requested by the Co-Issuers in writing and with the prior written consent of the Letter of Credit Provider and the Series 2026-1 Class A-1 Administrative Agent, the Letter of Credit Provider may (but shall not be obligated to) increase the amount of the L/C Commitment; provided that, after giving effect thereto, the aggregate amount of each of the Outstanding Series 2026-1 Class A-1 Advance Notes and the L/C Commitment does not exceed the aggregate amount of the Commitments. (j) Each Letter of Credit Provider shall satisfy its obligations under this Section 2.06 with respect to providing any Letter of Credit hereunder by issuing such Letter of Credit itself or through an Affiliate as long as any such Letter of Credit issued would not be an Ineligible Interest Reserve Letter of Credit. If any such Letter of Credit would be an Ineligible Interest Reserve Letter of Credit, a Person selected by the Co-Issuers (at the reasonable expense of the Co-Issuers) shall issue such Letter of Credit; provided that any Letter of Credit issued by such Person would not be an Ineligible Interest Reserve Letter of Credit (the Letter of Credit Provider (or such Affiliate of the Letter of Credit Provider) or such other Person selected by the Co-Issuers (at the reasonable expense of the Co-Issuers), in each case in its capacity as the Co-Issuers of such Letter of Credit being referred to as the “L/C Issuing Bank” with respect to such Letter of Credit). (k) Each of the parties hereto shall execute any amendments to this Agreement reasonably requested by the Co-Issuers in order to have any Letter of Credit issued by a Person selected by the Co-Issuers pursuant to Section 2.06(g) be a “Letter of Credit” that has been issued hereunder and such Person selected by the Co-Issuers be an “L/C Issuing Bank”. (l) Each Letter of Credit Provider and, if the Letter of Credit Provider is not the L/C Issuing Bank for any Letter of Credit, the L/C Issuing Bank shall be under no obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Provider or the L/C Issuing Bank, as applicable, from issuing the Letter of Credit, or (ii) any law applicable to the Letter of Credit Provider or the L/C Issuing Bank, as applicable, or any request or directive (which request or directive, in the reasonable judgment of the Letter of Credit Provider or the L/C Issuing Bank, as applicable, has the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Provider or the L/C Issuing Bank, as applicable, shall prohibit the Letter of Credit Provider or the L/C Issuing Bank, as applicable, from issuing of letters of credit generally or the Letter of Credit in particular. (m) Unless otherwise expressly agreed by the applicable Letter of Credit Provider or the L/C Issuing Bank, as applicable, and the Co-Issuers when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit issued hereunder. (n) For the avoidance of doubt, the L/C Commitment shall be a sub-facility limit of the Commitment Amounts and aggregate outstanding Unreimbursed L/C Drawings as of any date of determination shall be a component of the Series 2026-1 Class A-1 Outstanding Principal Amount on such date of determination, pursuant to the definition thereof. (o) Each Series 2026-1 Interest Reserve Letter of Credit (including all drawings thereunder) shall be subject to Section 4.04 of the Indenture in all respects. (p) Notwithstanding anything to the contrary herein, to the extent there are two or more Letter of Credit Providers each holding a Series 2026-1 Class A-1 L/C Note: (i) the outstanding principal amount under each Series 2026-1 Class A-1 L/C Note may be more or less than its pro rata portion of the aggregate outstanding L/C Obligations based on each such Letter of Credit Provider’s respective L/C Commitment; (ii) as between such Letter of Credit Providers in such capacity, any payments with respect to the L/C Obligations or the Series 2026-1 Class A-1 L/C Notes hereunder shall be made pro rata based on the principal amount of their respective Series 2026-1 Class A-1 L/C Notes outstanding as of the applicable time of determination; and (iii) such Letter of Credit Providers shall have the right to determine between themselves which Letter of Credit Provider shall issue or renew each new or renewed Series 2026-1 Letter of Credit, subject to their respective L/C Commitments; provided that (i) if the Letter of Credit Providers do not so agree the Co-Issuers may determine the identity of such Letter of Credit Provider, subject to its L/C Commitment and (ii) if at any time a beneficiary (or proposed beneficiary) under a Series 2026-1 Letter of Credit requests that such Letter of Credit be issued by a certain Letter of Credit Provider, the Co-Issuers shall have the right to designate the Letter of Credit Provider that will issue such Series 2026-1 Letter of Credit, subject to such its L/C Commitment.

SECTION 2.07 L/C Reimbursement Obligations. (a) For the purpose of reimbursing the payment of any draft presented under any Letter of Credit, the Co-Issuers agree to pay the Letter of Credit Provider, for its own account or for the account of the L/C Issuing Bank, as applicable, the sum of (i) the amount of such draft so paid (such amount at any time, as reduced by repayments with respect thereto as described below and amounts repaid with respect thereto pursuant to Section 4.03(b) at or prior to such time the “L/C Reimbursement Amount”) and (ii) any taxes, fees, charges or other costs or expenses (including amounts payable pursuant to Section 3.02(c) and such amount at any time, as reduced by repayments with respect thereto as described below and amounts repaid with respect thereto pursuant to Section 4.03(b) at or prior to such time, collectively, the “L/C Other Reimbursement Costs”) incurred by the L/C Issuing Bank in connection with such payment, which shall be paid (1) in the case of the L/C Reimbursement Amount, not later than the Business Day after the day on which the Letter of Credit Provider notifies the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent (and in each case the Series 2026-1 Class A-1 Administrative Agent shall promptly, and in any event by 4:00 p.m. (New York City time) on the same Business Day as its receipt of the same, notify the Funding Agents) of the date and the amount of such draft, and (2) in the case of L/C Other Reimbursement Costs, subject to and in accordance with the Priority of Payments. The outstanding L/C Reimbursement Amount and L/C Other Reimbursement Costs shall be evidenced by the Series 2026-1 Class A-1 L/C Notes until repaid (or, in the case of the L/C Reimbursement Amount, converted to a Base Rate Advance) as set forth herein. Unless the L/C Reimbursement Amount with respect thereto is repaid as set forth in the second preceding sentence, each drawing under any Letter of Credit shall (unless an Event of Bankruptcy shall have occurred and be continuing with respect to the Co-Issuers or any Guarantor, in which cases the procedures specified in Section 2.08 for funding by Committed Note Purchasers shall apply) constitute a request by the Co- Issuers to the Series 2026-1 Class A-1 Administrative Agent and each Funding Agent for a Base Rate Advance pursuant to Section 2.03 in the amount of the unreimbursed L/C Reimbursement Amount, and the Co-Issuers shall be deemed to have made such request pursuant to the procedures set forth in Section 2.03. The applicable L/C Other Reimbursement Amounts shall be paid as Class A-1 Notes Other Amounts subject to and in accordance with the Priority of Payments. In the event such request for a Base Rate Advance is deemed to have been given, the applicable Investors in each Investor Group hereby agree to make Advances in an aggregate amount for each Investor Group equal to such Investor Group’s Commitment Percentage of the L/C Reimbursement Amount and L/C Other Reimbursement Costs to pay the Letter of Credit Provider. The Increase date with respect to such Advance shall be the first date on which a Base Rate Advance could be made pursuant to Section 2.03 if the Series 2026-1 Class A-1 Administrative Agent had received a notice of such Increase at the time the Series 2026-1 Class A-1 Administrative Agent receives notice from the Letter of Credit Provider of such drawing under such Letter of Credit. Such Investors shall make the amount of such Advances available to the Series 2026-1 Class A-1 Administrative Agent in immediately available funds not later than 3:00 p.m. (New York City time) on such Borrowing date and the proceeds of such Advances shall be immediately made available by the Series 2026-1 Class A-1 Administrative Agent to the Letter of Credit Provider, for its own account or for the account of the L/C Issuing Bank, as applicable, for application to the reimbursement of such drawing. (b) The Co-Issuers’ obligations under Section 2.07(a) shall be absolute and unconditional, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment that the Co- Issuers may have or has had against the applicable Letter of Credit Provider, the L/C Issuing Bank, any beneficiary of a Letter of Credit or any other Person, (ii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iii) payment by the L/C Issuing Bank under a Letter of Credit against presentation of a draft or other document that substantially complies with the terms of such Letter of Credit, (iv) payment by the L/C Issuing Bank under a Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy

Code or any other liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of any jurisdictions, so long as such Person has a reasonable belief to make such payment, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.07(b), provide a right of setoff against, the Co-Issuers’ obligations hereunder. The Co- Issuers also agree that the Letter of Credit Provider and the L/C Issuing Bank shall not be responsible for, and the Co-Issuers’ Reimbursement Obligations under Section 2.07(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Co-Issuers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Co-Issuers against any beneficiary of such Letter of Credit or any such transferee. Neither the Letter of Credit Provider nor the L/C Issuing Bank shall be liable for any error, omission, interruption, loss or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Co- Issuers to the extent permitted by applicable law) caused by errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Letter of Credit Provider or the L/C Issuing Bank, as the case may be. The Co- Issuers agree that any action taken or omitted by the Letter of Credit Provider or the L/C Issuing Bank, as the case may be, under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as found by a final and nonappealable decision of a court of competent jurisdiction) and in accordance with the standards of care specified in the UCC of the State of New York, shall be binding on the Co-Issuers and shall not result in any liability of the Letter of Credit Provider or the L/C Issuing Bank to the Co-Issuers. As between the Co-Issuers and the L/C Issuing Bank, the Co-Issuers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to such beneficiary’s or transferee’s use of any Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the Co-Issuers agree with the L/C Issuing Bank that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. In connection with each Series 2026-1 Interest Reserve Letter of Credit, the Indenture Trustee as beneficiary shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Indenture Trustee as if they were expressly set forth herein mutatis mutandis. (c) If any draft shall be presented for payment under any Letter of Credit for which the Letter of Credit Provider has actual knowledge, the Letter of Credit Provider shall promptly notify the Manager, the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent of the date and amount thereof. The responsibility of the applicable L/C Issuing Bank to the Co-Issuers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit and, in paying such draft, such L/C Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any Person(s) executing or delivering any such document. SECTION 2.08 L/C Participations. (a) Each Letter of Credit Provider irrevocably grants to each Committed Note Purchaser, and, to induce the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) to provide

Letters of Credit hereunder, each Committed Note Purchaser irrevocably and unconditionally agrees to accept and purchase and hereby accepts and purchases from the Letter of Credit Provider (or the L/C Issuing Bank, as applicable), on the terms and conditions set forth below, for such Committed Note Purchaser’s own account and risk an undivided interest equal to its Committed Note Purchaser Percentage of the related Investor Group’s Commitment Percentage of obligations and rights of the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) under and in respect of each Letter of Credit provided hereunder and the L/C Reimbursement Amount with respect to each draft paid or reimbursed by the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) in connection therewith. Subject to Section 2.06(c), each Committed Note Purchaser unconditionally and irrevocably agrees with each Letter of Credit Provider that, if a draft is paid under any Letter of Credit for which such Letter of Credit Provider (or the L/C Issuing Bank, as applicable) is not paid in full by the Co-Issuers in accordance with the terms of this Agreement, such Committed Note Purchaser shall pay to the Series 2026-1 Class A-1 Administrative Agent upon demand of the Letter of Credit Provider an amount equal to its Committed Note Purchaser Percentage of the related Investor Group’s Commitment Percentage of the L/C Reimbursement Amount with respect to such draft, or any part thereof, that is not so paid. (b) If any amount required to be paid by any Committed Note Purchaser to the Series 2026-1 Class A-1 Administrative Agent for forwarding to the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) pursuant to Section 2.08(a) in respect of any unreimbursed portion of any payment made by the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) under any Letter of Credit is paid to the Series 2026-1 Class A-1 Administrative Agent for forwarding to the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) within three (3) Business Days after the date such payment is due, such Committed Note Purchaser shall pay to the Series 2026-1 Class A-1 Administrative Agent for forwarding to the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Provider (or the L/C Issuing Bank, as applicable), times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Committed Note Purchaser pursuant to Section 2.08(a) is not made available to the Series 2026-1 Class A-1 Administrative Agent by such Committed Note Purchaser within three Business Days after the date such payment is due, the Letter of Credit Provider shall be entitled to recover from such Committed Note Purchaser, on demand, such amount with interest thereon calculated from such due date at the Base Rate. A certificate of the Letter of Credit Provider submitted to any Committed Note Purchaser with respect to any amounts owing under this Section 2.08(b), in the absence of manifest error, shall be conclusive and binding on such Committed Note Purchaser. Such amounts payable under this Section 2.08(b) shall be paid without any deduction for any withholding taxes. (c) Whenever, at any time after payment has been made under any Letter of Credit and the applicable Letter of Credit Provider (or the L/C Issuing Bank, as applicable) has received from any Committed Note Purchaser its pro rata share of such payment in accordance with Section 2.08(a), the Series 2026-1 Class A-1 Administrative Agent or the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) receives any payment related to such Letter of Credit (whether directly from the Co-Issuers or otherwise, including proceeds of collateral applied thereto), or any payment of interest on account thereof, the Series 2026-1 Class A-1 Administrative Agent or the Letter of Credit Provider (or the L/C Issuing Bank, as applicable), as the case may be, will distribute to such Committed Note Purchaser its pro rata share thereof; provided, however, that in the event that any such payment received by the Series 2026-1 Class A-1 Administrative Agent or the Letter of Credit Provider (or the L/C Issuing Bank, as applicable), as the case may be, shall be required to be returned by the Series 2026-1 Class A-1 Administrative Agent or the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) such Committed Note Purchaser shall return to the Series 2026-1 Class A-1 Administrative Agent for the account of the Letter of Credit Provider (or the L/C Issuing Bank, as applicable) the portion thereof previously distributed by the Series 2026-1 Class A-1 Administrative Agent or Letter of Credit Provider (or the L/C Issuing Bank, as applicable), as the case may be, to it.

(d) Each Committed Note Purchaser’s obligation to make the Advances referred to in Section 2.06(a) and to pay its pro rata share of any unreimbursed draft pursuant to Section 2.07(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Committed Note Purchaser or the Co-Issuers may have against the Letter of Credit Provider, any L/C Issuing Bank, the Co-Issuers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VII other than at the time the related Letter of Credit was issued; (iii) an adverse change in the condition (financial or otherwise) of the Co-Issuers; (iv) any breach of this Agreement or any other Transaction Document by the Co-Issuers or any other Person; (v) any amendment, renewal or extension of any Letter of Credit in compliance with this Agreement or with the terms of such Letter of Credit, as applicable; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. ARTICLE III INTEREST AND FEES SECTION 3.01 Interest. (a) To the extent that an Advance is funded or maintained by a Conduit Investor through the issuance of Commercial Paper, such Advance shall bear interest at the weighted average daily CP Rate applicable to such Conduit Investor for each applicable Interest Accrual Period. To the extent that, and only for so long as, an Advance is funded or maintained by a Conduit Investor through means other than the issuance of Commercial Paper (based on its determination in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of Commercial Paper in the commercial paper market of the United States to finance its purchase or maintenance of such Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Investor), including by reason of market conditions or by reason of insufficient availability under any of its Program Support Agreement or the downgrading of any of its Program Support Providers), such Advance shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any SOFR Interest Accrual Period, the Term SOFR Rate applicable to such SOFR Interest Accrual Period for such Advance in each case except as otherwise provided in the definition of SOFR Interest Accrual Period or in Section 3.03 or 3.04. Each Advance funded or maintained by a Committed Note Purchaser or a Program Support Provider shall bear interest at (i) the Base Rate or (ii) if the required notice has been given pursuant to Section 3.01(b) with respect to such Advance, for any SOFR Interest Accrual Period, the Term SOFR Rate applicable to such SOFR Interest Accrual Period for such Advance, in each case except as otherwise provided in the definition of SOFR Interest Accrual Period or in Section 3.03 or 3.04. By 11:00 a.m. (New York City time) on the second Business Day preceding each Payment Date, each Funding Agent shall notify each of the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers in writing of the applicable weighted average daily CP Rate and the amount of interest accrued for each Advance made by its Investor Group that was funded or maintained through the issuance of Commercial Paper and was outstanding during all or any portion of the Interest Accrual Period ending immediately prior to such Payment Date and of the applicable interest rate for each other Advance for such Interest Accrual Period and of the amount of interest accrued on each other Advance during such Interest Accrual Period. (b) With respect to any Advance (other than one funded or maintained by a Conduit Investor through the issuance of Commercial Paper), so long as no Amortization Period or Event of Default has commenced and is continuing, the Co-Issuers may elect that such Advance bear interest at the Term SOFR Rate for any SOFR Interest Accrual Period (while such Advance is outstanding to the extent provided in Section 3.01(a)) by giving notice thereof to the Funding Agents prior to 12:00 p.m. (New York City time) on the date which is two (2) U.S. Government Securities Business Days prior to the commencement of such SOFR Interest Accrual Period. If such notice is not given in a timely manner, such Advance shall bear interest at the Base Rate. Each such conversion to or continuation of SOFR

Advances in accordance with this Section 3.01(b) shall be in an aggregate principal amount of $100,000 or an integral multiple of $100,000 in excess thereof. (c) Any outstanding Unreimbursed L/C Drawings shall bear interest at the Base Rate. By (x) 11:00 a.m. (New York City time) on the second Business Day preceding each Payment Date, the Letter of Credit Provider shall notify the Series 2026-1 Class A-1 Administrative Agent in reasonable detail of the amount of interest accrued on any Unreimbursed L/C Drawings during such Interest Accrual Period and the amount of fees accrued on any Undrawn L/C Face Amounts during such Interest Accrual Period and (y) 3:00 p.m. (New York City time) on such date, the Series 2026-1 Class A-1 Administrative Agent shall notify the Manager, the Indenture Trustee and the Co-Issuers of the amount of such accrued interest and fees as set forth in such notices. (d) All accrued interest pursuant to Section 3.01(a) or (c) shall be due and payable in arrears on each Payment Date in accordance with the applicable provisions of the Indenture. (e) Following the Series 2026-1 Class A-1 Anticipated Repayment Date, the Co-Issuers shall pay additional interest in respect of the Series 2026-1 Class A-1 Outstanding Principal Amount in an amount equal to the Series 2026-1 Class A-1 Post-ARD Additional Interest payable pursuant to Section 2.10 of the Indenture subject to and in accordance with the Priority of Payments. (f) All computations of interest at the CP Rate and the Term SOFR Rate, all computations of Series 2026-1 Class A-1 Post-ARD Additional Interest (other than any accruing on any Base Rate Advances) and all computations of fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. All computations of interest at the Base Rate and all computations of Series 2026-1 Class A-1 Post-ARD Additional Interest accruing on any Base Rate Advances shall be made on the basis of a 360-day year (or, in the case of interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a 365-day year(or 366 days in a leap year)) and the actual number of days elapsed. Whenever any payment of interest, principal or fees hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day unless specified otherwise in the Indenture and such extension of time shall be included in the computation of the amount of interest owed. Interest shall accrue on each Advance and Unreimbursed L/C Drawing from and including the day on which it is made to but excluding the date of repayment thereof. (g) For purposes of the Series 2026-1 Class A-1 Notes: “Base Rate” means, for purposes of the Series 2026-1 Class A-1 Notes, on any day, a rate per annum equal to the sum of (a) 1.60% plus (b) the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day plus 0.50% and (iii) Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided, that any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively; provided, further, that changes in any rate of interest calculated by reference to the Base Rate shall take effect simultaneously with each change in the Base Rate. “Base Rate Advance” means an Advance that bears interest at the Base Rate during such time as it bears interest at such rate, as provided in this Agreement. “Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued in the commercial paper market by or for the benefit of such Conduit Investor.

“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose Commercial Paper is rated at least “A-2” from S&P or KBRA and/or the equivalent rating of another “nationally-recognized statistical rating organization” registered with the SEC, that is administered by the Funding Agent (or for which the related Program Support Provider provides liquidity support) with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor. “CP Advance” means an Advance that bears interest at the CP Rate during such time as it bears interest at such rate, as provided in this Agreement. “CP Funding Rate” means, with respect to each Conduit Investor, for any day during any Interest Accrual Period, for any portion of the Advances funded or maintained through the issuance of Commercial Paper by such Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Funding Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor, other borrowings by such Conduit Investor and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its related Funding Agent to fund or maintain such Advances for such Interest Accrual Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Funding Rate” for such Advances for such Interest Accrual Period, the related Funding Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. “CP Rate” means, on any day during any Interest Accrual Period, an interest rate per annum equal to the sum of (i) the CP Funding Rate for such Interest Accrual Period plus (ii) 2.60%; provided that the CP rate will in no event be higher than the maximum rate permitted by applicable law. “Interest Accrual Period” means a period commencing on and including the day that is two (2) Business Days prior to a Payment Date (or, with respect to the initial period following the Series 2026-1 Closing Date, the Series 2026-1 Closing Date) and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Payment Date. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Prime Rate” means the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by the Manager and the Series 2026-1 Class A-1 Administrative Agent as its reference rate, base rate or prime rate. “Program Support Agreement” means, with respect to any Conduit Investor, any agreement entered into by any Program Support Provider in respect of any Commercial Paper and/or Series 2026-1 Class A-1 Note of such Conduit Investor providing for the issuance of one or more letters of credit for the account of such Conduit Investor, the issuance of one or more insurance policies for which such Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Investor to any Program Support Provider of the Series 2026-1 Class A-1 Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to such Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).

“Program Support Provider” means, with respect to any Conduit Investor, any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, such Investor in respect of such Conduit Investor’s Commercial Paper and/or Series 2026-1 Class A-1 Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Commercial Paper issued by such Conduit Investor, and/or holding equity interests in such Investor, in each case pursuant to a Program Support Agreement, and any guarantor of any such Person. “SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Advance” means an Advance that bears interest at a rate of interest determined by reference to Term SOFR or Daily Simple SOFR during such time as it bears interest at such rate, as provided in this Agreement (other than pursuant to clause (b)(iii) of the definition of “Base Rate”). “SOFR Interest Accrual Period” means, as to any SOFR Advance, the period commencing on the date of such SOFR Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (subject to the availability thereof), as specified by the Co-Issuers; provided that (i) if any SOFR Interest Accrual Period would end on a day other than a Business Day, such Interest Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such SOFR Interest Accrual Period shall end on the next preceding Business Day, (ii) any SOFR Interest Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such SOFR Interest Accrual Period) shall end on the last Business Day of the last calendar month of such SOFR Interest Accrual Period, (iii) no SOFR Interest Accrual Period shall extend beyond the Series 2026-1 Legal Final Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.04(d) shall be available for specification in the related Advance Request. For purposes hereof, the date of a SOFR Advance initially shall be the date on which such SOFR Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such SOFR Advance. “Term SOFR” means, (a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable SOFR Interest Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such SOFR Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day; provided, that if Term SOFR as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the sum of (a) Term SOFR and (b) 2.60%; provided, that if the “Term SOFR Rate” shall ever be less than 2.60%, then the “Term SOFR Rate” shall be deemed to be 2.60%. “Term SOFR Reference Rate” means as the forward-looking term rate based on SOFR. SECTION 3.02 Fees. (a) Reserved. (b) The Co-Issuers shall compensate the Series 2026-1 Class A-1 Administrative Agent for the performance of its duties as the Series 2026-1 Class A-1 Administrative Agent pursuant to the terms of the Series 2026-1 Class A-1 Notes Fee Letter, payable pursuant to the Priority of Payments. (c) On each Payment Date on or prior to the Commitment Termination Date, the Co-Issuers shall, in accordance with Section 4.01, pay to each Funding Agent, for the account of the related Committed Note Purchaser(s), an undrawn commitment fee calculated daily on the undrawn portion of the Commitments (the “Series 2026-1 Class A-1 Undrawn Commitment Fees”) in accordance with the terms of the Series 2026-1 Class A-1 Notes Fee Letter and subject to and in accordance with the Priority of Payments. The Series 2026-1 Class A-1 Undrawn Commitment Fee will be calculated on an Actual/360 Basis. The Series 2026-1 Class A-1 Undrawn Commitment Fees shall be VFN Undrawn Commitment Fees for all purposes under the Indenture and the Series 2026-1 Supplement. (d) The Co-Issuers shall pay (i) the fees required pursuant to Section 2.06 in respect of Letters of Credit and (ii) any other fees set forth in the Series 2026-1 Class A-1 Notes Fee Letter (including, without limitation, the Series 2026-1 Class A-1 Notes Upfront Fee and the Series 2026- 1 Class A-1 Extension Fees) subject to and in accordance with the Priority of Payments (other than the Series 2026-1 Class A-1 Notes Upfront Fee which shall be paid by the Co-Issuers on the Series 2026-1 Closing Date). (e) Once paid, all fees payable hereunder shall be nonrefundable under all circumstances other than manifest error.

SECTION 3.03 SOFR Lending Unlawful. If any Investor or Program Support Provider shall determine that any Change in Law makes it unlawful, or any Official Body asserts that it is unlawful, for any such Person to fund or maintain any Advance as a SOFR Advance, the obligation of such Person to fund or maintain any such Advance as a SOFR Advance shall, upon such determination, forthwith be suspended until such Person shall notify the Series 2026-1 Class A-1 Administrative Agent, the related Funding Agent, the Manager and the Co-Issuers that the circumstances causing such suspension no longer exist, and all then-outstanding SOFR Advances of such Person shall be automatically converted into Base Rate Advances at the end of the then-current SOFR Interest Accrual Period with respect thereto or sooner, if required by such law or assertion. SECTION 3.04 Benchmark Replacement Setting. (a) Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Series 2026-1 Class A-1 Administrative Agent has posted such proposed amendment to the Investors and the Co-Issuers so long as the Series 2026-1 Class A-1 Administrative Agent has not received, by such time, written notice of objection to such amendment from the Required Investors. (b) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Series 2026-1 Class A-1 Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Co-Issuers) and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Series 2026-1 Class A-1 Administrative Agent will reasonably promptly notify the Co-Issuers and the Investors of the effectiveness of any such Conforming Changes. (c) The Series 2026-1 Class A-1 Administrative Agent shall promptly notify the Co-Issuers and the Investors of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Series 2026-1 Class A-1 Administrative Agent shall promptly notify the Co-Issuers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(d). Any determination, decision or election that may be made by the Series 2026-1 Class A- 1 Administrative Agent or, if applicable, any Investor (or Investor Group) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 3.04. (d) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Series 2026-1 Class A-1 Administrative Agent in its reasonable discretion or (B) the administrator of such unadjusted Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such unadjusted Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Series 2026-1 Class A-1 Administrative Agent may modify the definition of “SOFR Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Series 2026-1 Class A-1 Administrative Agent may modify the definition of “SOFR Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Upon the Co-Issuers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Co-Issuers may revoke any pending request for a borrowing of, conversion to or continuation of any SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Co-Issuers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. (f) For purposes of this Agreement, the following defined terms have the definitions set forth below: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest accrual period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Section 3.04(d). “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(a). “Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Series 2026-1 Class A-1 Administrative Agent for the applicable Benchmark Replacement Date: (a) with respect to a SOFR Advance, Daily Simple SOFR; and (b) the sum of: (1) the alternate benchmark rate that has been selected by the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (2) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non- representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.04(a) and (b) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3.04(a). “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Term SOFR Reference Rate”, the definition of “Term SOFR Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Day”, any applicable interest accrual period or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04(a) and other technical, administrative or operational matters) that the Series 2026-1 Class A-1 Administrative Agent decides (in consultation with the Co-Issuers) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Series 2026-1 Class A-1 Administrative Agent in a manner substantially consistent with market practice (or, if the Series 2026-1 Class A-1 Administrative Agent in its reasonable discretion decides that adoption of any portion of such market practice is not administratively feasible or if the Series 2026-1 Class A-1 Administrative Agent determines in its reasonable discretion (in consultation with the Co-Issuers) that no market practice for the administration of any such rate exists, in such other manner of administration as the Series 2026-1 Class A-1 Administrative Agent decides (in consultation with the Co-Issuers) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Series 2026-1 Class A-1 Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans at such time; provided that if the Series 2026-1 Class A-1 Administrative Agent decides that any such convention is not administratively feasible for the Series 2026-1 Class A-1 Administrative Agent, then the Series 2026-1 Class A-1 Administrative Agent may establish another convention in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto. “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Series 2026-1 Class A-1 Administrative Agent in its reasonable discretion). “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in United States government securities. SECTION 3.05 Increased Costs, etc. The Co-Issuers agree to reimburse each Investor and any Program Support Provider (each, an “Affected Person”, which term, for the purposes of Section 3.07 and 3.08 shall also include the L/C Issuing Bank) for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person’s capital, in respect of funding or maintaining (or of its obligation to fund or maintain) any Advances that arise in connection with any Change in Law which shall: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Person; or (ii) impose on any Affected Person any other condition affecting this Agreement or SOFR Advances made by such Affected Person or any Letter of Credit or participation therein; except for such Changes in Law with respect to Increased Capital Costs and Class A-1 Taxes which shall be governed by Sections 3.07 and 3.08, respectively (whether or not amounts are payable thereunder in respect thereof). For purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof. Each such demand shall be provided to the related Funding Agent and the Co-Issuers in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount of return; provided that any such demand claiming reimbursement for increased costs resulting from a Change in Law described in clause (x) or (y) above shall, in addition, state the basis upon which such amount has been calculated and certify that such Affected Person’s method of allocating such costs is fair and reasonable and that such Affected Person’s demand for payment of such costs hereunder, and such method of allocation, is consistent with, or more favorable than, its treatment of other borrowers which, as a credit matter, are substantially similar to the Co-Issuers and which are subject to similar provisions. Such additional amounts (“Increased Costs”) shall be paid by the Co-Issuers to the Series 2026-1 Class A-1 Administrative Agent as Series 2026-1 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which such written notice is received, and by the Series 2026-1 Class A-1 Administrative Agent to such Funding Agent pursuant to written direction and by such Funding Agent directly to such Affected Person, and such notice shall, in the absence of manifest error, be conclusive and binding on the Co-Issuers;

provided that with respect to any notice given to the Co-Issuers under this Section 3.05 the Co-Issuers shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such demand; provided further that if the Change in Law giving rise to such Increased Costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 3.06 Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to fund or maintain any portion of the principal amount of any Advance as a SOFR Advance) as a result of: (a) any conversion, repayment, prepayment or redemption (for any reason, including, without limitation, as a result of any Voluntary Decrease or the acceleration of the maturity of such SOFR Advance) of the principal amount of any SOFR Advance on a date other than the scheduled last day of the SOFR Interest Accrual Period applicable thereto; (b) any Advance not being funded or maintained as a SOFR Advance after a request therefor has been made in accordance with the terms contained herein (for a reason other than the failure of such Affected Person to make an Advance after all conditions thereto have been met); or (c) any failure of the Co-Issuers to make a Voluntary Decrease, prepayment or redemption with respect to any SOFR Advance after giving notice thereof pursuant to the applicable provisions of the Indenture; then, upon the written notice of any Affected Person to the related Funding Agent and the Co-Issuers, the Co-Issuers shall pay to the Series 2026-1 Class A-1 Administrative Agent, in the form of Series 2026-1 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments on the Payment Date following the Collection Period in which such written notice is received, and by the Series 2026-1 Class A-1 Administrative Agent to such Funding Agent pursuant to written direction and such Funding Agent shall pay directly to such Affected Person such amount (“Breakage Amount” or “Series 2026-1 Class A-1 Breakage Amount”) as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. With respect to any notice given to the Co- Issuers under this Section 3.06 the Co-Issuers shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Co-Issuers. SECTION 3.07 Increased Capital or Liquidity Costs. If any Change in Law affects or would affect the amount of capital or liquidity required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person determines in its sole and absolute discretion that the rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or under a Program Support Agreement or the Advances or Letters of Credit made or issued by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person (or in the case of an L/C Issuing Bank, by the Letter of Credit Provider) to the related Funding Agent and the Co-Issuers (or, in the case of any Letter of Credit Provider, to the Co-Issuers), the Co-Issuers shall pay to the Series 2026-1 Class A-1 Administrative Agent, in the form of Series 2026-1 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which the Co-Issuers receive such written notice, and by the Series 2026-1 Class A-1 Administrative Agent pursuant to written direction to such Funding Agent (or, in the case of the Letter of Credit Provider, directly to such Person) and such Funding Agent shall pay to such Affected Person, such amounts (“Increased Capital Costs”) as will be sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return on its or such controlling Person’s capital as a consequence of its commitment hereunder or the Advances made or issued by such Affected Person; provided that with respect to any notice given to the Co-Issuers under this Section 3.07 the Co-Issuers shall not be under any obligation to pay any amount with respect to any period prior to the date that is nine (9) months prior to such notice; provided, further, if the Change in Law giving rise to such Increased Capital Costs is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Co-Issuers. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions. For purposes of this Agreement, including, without limitation, Section 3.05 and this Section 3.07, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, guidelines or directives issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and been adopted subsequent to the date hereof, regardless of the date enacted, adopted or issued. SECTION 3.08 Taxes. (a) Except as otherwise required by law, all payments by the Co-Issuers of principal of, and interest on, the Advances and the Unreimbursed L/C Drawings and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges in the nature of a tax imposed by any taxing authority including all interest, penalties or additions to tax and other liabilities with respect thereto (all such taxes, fees, duties, withholdings and other charges, and including all interest, penalties or additions to tax and other liabilities with respect thereto, being called “Class A-1 Taxes”), but excluding in the case of any Affected Person (i) net income, franchise (imposed in lieu of net income) or similar Class A-1 Taxes (and including branch profits or alternative minimum Class A-1 Taxes) and any other Class A-1 Taxes imposed or levied on the Affected Person as a result of a present or former connection between the Affected Person and the jurisdiction of the governmental authority imposing such Class A-1 Taxes (or any political subdivision or taxing authority thereof or therein) (other than any such connection arising solely from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Transaction Document), (ii) any withholding tax that is imposed on amounts payable to the Affected Person at the time the Affected Person becomes a party to this Agreement (or designates a new lending office), except to the extent that such Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from the Co-Issuers with respect to such withholding tax, (iii) any taxes imposed under FATCA, (iv) any backup withholding tax and (v) any Class A-1 Taxes imposed as a result of such Affected Person’s failure to comply with Section 3.08(d) (such Class A-1 Taxes not excluded by (i), (ii), (iii), (iv) and (v) above being called “Non-Excluded Taxes”). If any Class A-1 Taxes are imposed and required by law to be withheld or deducted from any amount payable by the Co-Issuers hereunder to an Affected Person, then, (x) the Co-Issuers shall withhold the amount of such Class A-1 Taxes from such payment (as increased, if applicable, pursuant to the following clause (y)) and shall pay such amount, subject to and in accordance with the Priority of Payments, to the taxing authority imposing such Class A-1 Taxes in accordance with applicable law and (y) if such Class A-1 Taxes are Non-Excluded Taxes, the amount of the payment shall be increased so that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount equal to the sum that would have been received by the Affected Person had no such deduction or withholding been required.

(b) Moreover, if any Non-Excluded Taxes are directly asserted against any Affected Person or its agent with respect to any payment received by such Affected Person or its agent from the Co-Issuers or otherwise in respect of any Transaction Document or the transactions contemplated therein, such Affected Person or its agent may pay such Non-Excluded Taxes and the Co- Issuers shall pay to the Series 2026-1 Class A-1 Administrative Agent, in the form of Series 2026-1 Class A-1 Notes Other Amounts, subject to and in accordance with the Priority of Payments, on the Payment Date following the Collection Period in which the related Funding Agent and the Co-Issuers receive written notice stating the amount of such Non-Excluded Taxes (including the calculation thereof in reasonable detail) and by the Series 2026-1 Class A-1 Administrative Agent pursuant to written direction to such Funding Agent and by such Funding Agent directly to such Affected Persons, such additional amounts (collectively, “Increased Tax Costs,” which term shall include all amounts payable by or on behalf of the Co-Issuers pursuant to this Section 3.08) as is necessary in order that the net amount received by such Affected Person or agent after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such Increased Tax Costs) shall equal the amount such Person would have retained had no such Non-Excluded Taxes been asserted. Any amount payable to an Affected Person under this Section 3.08 shall be reduced by, and Increased Tax Costs shall not include, the amount of incremental damages (including Class A-1 Taxes) due or payable by the Co-Issuers as a direct result of such Affected Person’s failure to demand from the Co-Issuers additional amounts pursuant to this Section 3.08 within 180 days from the date on which the related Non-Excluded Taxes were incurred. (c) As promptly as practicable after the payment of any Class A-1 Taxes, and in any event within thirty (30) days of any such payment being due, the Co-Issuers shall furnish to each applicable Affected Person or its agents a certified copy of an official receipt (or other documentary evidence reasonably satisfactory to such Affected Person and agents) evidencing the payment of such Class A-1 Taxes. If the Co-Issuers fail to pay any Class A-1 Taxes when due to the appropriate taxing authority or fail to remit to the Affected Persons or their agents the required receipts (or such other documentary evidence), the Co-Issuers shall indemnify (by depositing such amounts into the Collection Account, to be distributed subject to and in accordance with the Priority of Payments) each Affected Person and its agents for any Non-Excluded Taxes that may become payable by any such Affected Person or its agents as a result of any such failure. (d) Each Affected Person and Funding Agent, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter as soon as practicable after the obsolescence, expiration or invalidity of any form or document previously delivered) or within a reasonable period of time following a written request by the Co-Issuers or the Series 2026-1 Class A-1 Administrative Agent, shall deliver to the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent a United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY or Form W-9, as applicable, or applicable successor form (together with all required attachments), or such other forms or documents (or successor forms or documents), appropriately completed and executed, as may be applicable and as will permit the Co-Issuers or the Series 2026-1 Class A-1 Administrative Agent, in their reasonable determination, to establish the extent to which a payment to such Affected Person is exempt from or eligible for a reduced rate of withholding or deduction of United States federal withholding taxes, including but not limited to such information necessary to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code, and to determine whether or not such Affected Person or Funding Agent is subject to backup withholding or information reporting requirements. Promptly following the receipt of a written request by the Co- Issuers or the Series 2026-1 Class A-1 Administrative Agent, each Affected Person and Funding Agent shall deliver to the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent any other forms or documents (or successor forms or documents) appropriately completed and executed, as may be applicable to establish the extent to which a payment to such Affected Person or Funding Agent is exempt from withholding or deduction of Non-Excluded Taxes other than United States federal withholding taxes. The Co-Issuers shall not be required to pay any increased amount under Section 3.08(a) or Section 3.08(b) to an Affected Person in respect of the withholding or deduction of United States federal withholding taxes or other Non-Excluded Taxes imposed as the result of the failure or inability (other than as a result of a Change in Law) of such Affected Person to comply with the requirements set forth in this Section 3.08(d). The Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent (or other withholding agent selected by the Co-Issuers) may rely on any form or document provided pursuant to this Section 3.08(d) until notified otherwise by the Affected Person or the Funding Agent that delivered such form or document. Notwithstanding anything to the contrary, no Affected Person or Funding Agent shall be required to deliver any documentation that it is not legally eligible to deliver as a result of a change in applicable law after the time the Affected Person or Funding Agent becomes a party to this Agreement (or designates a new lending office). (e) If a payment made to an Affected Person or Funding Agent pursuant to this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Affected Person or Funding Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person or Funding Agent shall deliver to the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Co-Issuers or the Series 2026-1 Class A-1 Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Co-Issuers or the Series 2026-1 Class A-1 Administrative Agent as may be necessary for the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent to comply with its obligations under FATCA and to determine that such Affected Person or Funding Agent has complied with such Affected Person’s or Funding Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) Prior to the Series 2026-1 Closing Date, the Series 2026-1 Class A-1 Administrative Agent will provide the Co-Issuers with a properly executed and completed U.S. Internal Revenue Service Form W-8BEN-E, Form W-8IMY or Form W-9, as appropriate (together with all required attachments), of the Series 2026-1 Class A-1 Administrative Agent. (g) If an Affected Person determines, in its sole reasonable discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified pursuant to this Section 3.08 or as to which it has been paid additional amounts pursuant to this Section 3.08, it shall promptly notify the Co-Issuers and the Manager in writing of such refund and shall, within thirty (30) days after receipt of a written request from the Co-Issuers, pay over such refund to the Co-Issuers (but only to the extent of indemnity payments made or additional amounts paid to such Affected Person under this Section 3.08 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of- pocket expenses (including the net amount of Class A-1 Taxes, if any, imposed on or with respect to such refund or payment) of the Affected Person and without interest (other than any interest paid by the relevant taxing authority that is directly attributable to such refund of such Non-Excluded Taxes); provided that the Co-Issuers, immediately upon the request of the Affected Person to the Co-Issuers (which request shall include a calculation in reasonable detail of the amount to be repaid), agree to repay the amount of the refund (and any applicable interest) (plus any penalties, interest or other charges imposed by the relevant taxing authority with respect to such amount) to the Affected Person in the event the Affected Person is required to repay such refund to such taxing authority. This Section 3.08(g) shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its Class A-1 Taxes that it deems confidential) to the Co-Issuers or any other Person. (h) If any Governmental Authority asserts that the Co-Issuers or the Series 2026-1 Class A-1 Administrative Agent or other withholding agent did not properly withhold or backup withhold, as the case may be, any Class A-1 Taxes from payments made to or for the account of any Affected Person, then to the extent such improper withholding or backup withholding was directly caused by such Affected Person’s actions or inactions, such Affected Person shall indemnify the Co-Issuers, the Indenture Trustee and the Series 2026-1 Class A-1 Administrative Agent for any Class A-1 Taxes imposed by any jurisdiction as a result of such actions or inactions, and costs and expenses (including attorney costs) of the Co-Issuers, the Indenture Trustee and the Series 2026-1 Class A-1 Administrative Agent. The obligation of the Affected Persons, severally, under this Section 3.08 shall survive any assignment of rights by, or the replacement of, an Affected Person or the termination of the aggregate Commitments, repayment of all other obligations hereunder and the resignation of the Series 2026-1 Class A-1 Administrative Agent. (i) The Series 2026-1 Class A-1 Administrative Agent, the Indenture Trustee, the Co-Issuers or any other withholding agent may deduct and withhold any Class A-1 Taxes required by any laws to be deducted and withheld from any payments. SECTION 3.09 Change of Lending Office. Each Committed Note Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 3.05 or 3.07 or the payment of additional amounts to it under Section 3.08(a) or (b), in each case with respect to an Affected Person in such Committed Note Purchaser’s Investor Group, it will, if requested by the Co-Issuers, use reasonable efforts (subject to overall policy considerations of such Committed Note Purchaser) to designate, or cause the designation of, another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Committed Note Purchaser, cause such Committed Note Purchaser and its lending office(s) or the related Affected Person to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.09 shall affect or postpone any of the obligations of the Co-Issuers or the rights of any Committed Note Purchaser pursuant to Section 3.05, 3.07 and 3.08. If a Committed Note Purchaser notifies the Co-Issuers in writing that such Committed Note Purchaser will be unable to designate, or cause the designation of, another lending office, the Co-Issuers may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group and the Series 2026-1 Class A-1 Administrative Agent designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that with respect to each such member of such Investor Group will equal the amount owed to each such member of such Investor Group with respect to the Series 2026-1 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2026-1 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Co-Issuers (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2026-1 Class A-1 Advance Notes (whether arising under the Indenture, this Agreement, the Series 2026-1 Class A-1 Advance Notes or otherwise). SECTION 3.10 Inability to Determine Rates. Subject to Section 3.04, if, on or prior to the first day of any Interest Accrual Period for any SOFR Advance the Series 2026-1 Class A-1 Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, the Series 2026-1 Class A-1 Administrative Agent will promptly so notify the Co-Issuers and each Investor. Upon notice thereof by the Series 2026-1 Class A-1 Administrative Agent to the Co-Issuers, (i) any obligation of the Investors to make SOFR Advances, and any right of the Co-Issuers to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) until the Series 2026-1 Class A-1 Administrative Agent revokes such notice and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Accrual Period. In connection with any such conversion, the Co-Issuers shall also pay any applicable Breakage Amounts in accordance with Section 3.06. Subject to Section 3.04, if the Series 2026-1 Class A-1 Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Series 2026-1 Class A-1 Administrative Agent without reference to clause (b)(iii) of the definition of “Base Rate” until the Series 2026-1 Class A-1 Administrative Agent revokes such determination. ARTICLE IV OTHER PAYMENT TERMS SECTION 4.01 Time and Method of Payment (Amounts Distributed by the Series 2026-1 Class A-1 Administrative Agent). Except as otherwise provided in Section 4.02, all amounts payable to any Funding Agent or Investor hereunder or with respect to the Series 2026-1 Class A-1 Advance Notes shall be made by the Co-Issuers pursuant to written direction or the Manager Report to the Series 2026-1 Class A-1 Administrative Agent for the benefit of the applicable Person, by wire transfer of immediately available funds in Dollars not later than 1:00 p.m. (New York City time) on the date due. The Series 2026-1 Class A-1 Administrative Agent shall promptly, and in any event no later than 5:00 p.m. (New York City time) on the second Business Day following its receipt or deemed receipt of the same, distribute to the applicable Funding Agent for the benefit of the applicable Person, or upon the order of the applicable Funding Agent for the benefit of the applicable Person, in each case pursuant to written direction, in an amount equal to its pro rata share (or other applicable share as provided herein) of such payment by wire transfer in like funds as received. Except as otherwise provided in Section 2.06 and Section 4.02, all amounts payable to any Letter of Credit Provider hereunder or with respect to the L/C Obligations shall be made to or upon the order of the Letter of Credit Provider by wire transfer of immediately available funds in Dollars not later than 3:00 p.m. (New York City time) on the date due. Any funds received after that time will be deemed to have been received on the next Business Day. The Co-Issuers’ obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Co-Issuers to the Series 2026-1 Class A-1 Administrative Agent as provided herein or by the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent in accordance with Section 4.02 whether or not such funds are properly applied by the Series 2026-1 Class A-1 Administrative Agent or by the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent. The Series 2026-1 Class A-1 Administrative Agent’s obligations hereunder in respect of any amounts payable to any Investor shall be discharged to the extent funds are disbursed by the Series 2026- 1 Class A-1 Administrative Agent to the applicable Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent. SECTION 4.02 Order of Distributions (Amounts Distributed by the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent). Subject to the application of Section 9.18(c)(ii) to Defaulting Investors, any amounts deposited into the Collection Account in respect of accrued interest, letter of credit fees or undrawn commitment fees, but excluding amounts allocated for the purpose of reducing the Series 2026-1 Class A-1 Outstanding Principal Amount, shall be distributed by the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent under the Indenture, as applicable, on the date due and payable under the Indenture and in the manner provided therein, to the Series 2026-1 Class A-1 Noteholders of record on the applicable Record Date, ratably in proportion to the respective amounts due to such payees at each applicable level of the Priority of Payments in accordance with the applicable Manager Report. Subject to the application of Section 9.18(c)(ii) to Defaulting Investors, any amounts deposited into the Collection Account for the purpose of reducing the Series 2026-1 Class A-1 Outstanding Principal Amount shall be distributed by the Indenture Trustee or the Series 2026-1 Class A- 1 Administrative Agent under the Indenture, as applicable, on the date due and payable under the Indenture and in the manner provided therein, to the Series 2026-1 Class A-1 Noteholders of record on the applicable Record Date, in the following order of priority: first, to each Letter of Credit Provider in respect of outstanding Unreimbursed L/C Drawings, to the extent Unreimbursed L/C Drawings cannot be reimbursed pursuant to Section 2.07, ratably in proportion to the respective amounts due to such payees; second, to the other to the Series 2026-1 Class A-1 Noteholders in respect of their outstanding Advances, ratably in proportion thereto; and third, any balance remaining of such amounts (up to an aggregate amount not to exceed the amount of Undrawn L/C Face Amounts at such time) shall be paid to the Letter of Credit Provider to be deposited by the Letter of Credit Provider into a cash collateral account in the name of the Letter of Credit Provider. Any amounts distributed to the Series 2026-1 Class A-1 Administrative Agent for disbursement to the applicable Funding Agent as provided herein pursuant to the Priority of Payments in respect of any other amounts related to the Class A-1 Notes shall be distributed by the Series 2026-1 Class A-1 Administrative Agent in accordance with Section 4.01 on the date such amounts are due and payable hereunder to the applicable Series 2026-1 Class A-1 Noteholders and/or the Series 2026-1 Class A-1 Administrative Agent for its own account, as applicable, ratably in proportion to the respective aggregate of such amounts due to such payees. SECTION 4.03 L/C as Collateral. (a) If as of five (5) Business Days prior to the Commitment Termination Date, any Undrawn L/C Face Amounts remain in effect, the Co-Issuers shall either (i) provide cash collateral (in an aggregate amount equal to the amount of Undrawn L/C Face Amounts at such time, to the extent that such amount of cash collateral has not been provided pursuant to Section 4.02 or 9.18(c)(ii)) to the Letter of Credit Provider, to be deposited by the Letter of Credit Provider into a cash collateral account in the name of the Letter of Credit Provider in accordance with Section 4.03(b) or (ii) other than with respect to Interest Reserve Letters of Credit, make arrangements satisfactory to the Letter of Credit Provider in its sole and absolute discretion with the Letter of Credit Provider (and, if the Letter of Credit Provider is not the L/C Issuing Bank with respect to such Letter of Credit, the L/C Issuing Bank) pursuant to Section 4.04 such that any Letters of Credit that remain outstanding as of the date that is ten (10) Business Days prior to the Commitment Termination Date shall cease to be deemed outstanding or to be deemed “Letters of Credit” for purposes of this Agreement as of the Commitment Termination Date. (b) All amounts to be deposited in a cash collateral account pursuant to Section 4.02, Section 4.03(a) or Section 9.18(c)(ii) shall be held by the Letter of Credit Provider as collateral to secure the Co-Issuers’ Reimbursement Obligations with respect to any outstanding Letters of Credit. The Letter of Credit Provider shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit in Eligible Investments, which investments shall be made at the written direction, and at the risk and expense, of the Co-Issuers (provided that if an Event of Default has occurred and is continuing, such investments shall be made solely at the option and sole discretion of the Letter of Credit Provider), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account and all Class A-1 Taxes on such amounts shall be payable by the Co-Issuers. Moneys in such account shall automatically be applied by such Letter of Credit Provider to reimburse it for any Unreimbursed L/C Drawings. Upon expiration of all then-outstanding Letters of Credit and payment in full of all Unreimbursed L/C Drawings, any balance remaining in such account shall promptly be paid over (i) if the Indenture and any Series Supplement remain in effect, to the Trustee to be deposited into the applicable Collection Account and distributed in accordance with the terms of the Indenture and (ii) otherwise to the Co-Issuers; provided that, upon an Investor ceasing to be a Defaulting Investor in accordance with Section 9.18(d), any amounts of cash collateral provided pursuant to Section 9.18(c)(ii) upon such Investor becoming a Defaulting Investor shall be released and applied as such amounts would have been applied had such Investor not become a Defaulting Investor. SECTION 4.04 Alternative Arrangements with Respect to Letters of Credit. Notwithstanding any other provision of this Agreement or any Transaction Document, a Letter of Credit (other than a Interest Reserve Letter of Credit) shall cease to be deemed outstanding for all purposes of this Agreement and each other Transaction Document if and to the extent that provisions, in form and substance satisfactory to the Letter of Credit Provider (and, if the Letter of Credit Provider is not the L/C Issuing Bank with respect to such Letter of Credit, the L/C Issuing Bank) in its sole and absolute discretion, have been made with respect to such Letter of Credit such that the Letter of Credit Provider (and, if applicable, the L/C Issuing Bank) has agreed in writing, with a copy of such agreement delivered to the Series 2026-1 Class A-1 Administrative Agent, the Indenture Trustee and the Co-Issuers, that such Letter of Credit shall be deemed to be no longer outstanding hereunder, in which event such Letter of Credit shall cease to be a “Letter of Credit” as such term is used herein and in the Transaction Documents. SECTION 4.05 Erroneous Payments. Each Investor hereby agrees that (x) if the Series 2026-1 Class A-1 Administrative Agent notifies such Investor that the Series 2026-1 Class A-1 Administrative Agent has determined in its sole discretion that any funds received by such Investor from the Series 2026-1 Class A-1 Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Investor (whether or not known to such Investor), and demands the return of such Payment (or a portion thereof), such Investor shall promptly, but in no event later than one Business Day thereafter, return to the Series 2026-1 Class A-1 Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Investor to the date such amount is repaid to the Series 2026-1 Class A-1 Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Series 2026-1 Class A-1 Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Investor shall not assert, and hereby waives, as to the Series 2026-1 Class A-1 Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Series 2026-1 Class A-1 Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Series 2026-1 Class A-1 Administrative Agent to any Investor under this Section 4.05 shall be conclusive, absent manifest error. The “NYFRB Rate” means, for any day, the effective federal funds rate as published by the Federal Reserve Bank of New York in effect on such date. (b) Each Investor hereby further agrees that if it receives a Payment from the Series 2026-1 Class A-1 Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Series 2026-1 Class A-1 Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Investor agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Investor shall promptly notify the Series 2026-1 Class A-1 Administrative Agent of such occurrence and, upon demand from the Series 2026-1 Class A-1 Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Series 2026-1 Class A-1 Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Investor to the date such amount is repaid to the Series 2026-1 Class A-1 Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Series 2026-1 Class A-1 Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) Each Co-Issuer and each other Investor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Investor that has received such Payment (or portion thereof) for any reason, the Series 2026-1 Class A-1 Administrative Agent shall be subrogated to all the rights of such Investor with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Co-Issuers or any other Investor, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Series 2026-1 Class A-1 Administrative Agent from the Co-Issuers or any other Investor for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 4.05 shall survive the resignation or replacement of the Series 2026-1 Class A-1 Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Investor, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Transaction Document. ARTICLE V THE SERIES 2026-1 CLASS A-1 ADMINISTRATIVE AGENT AND THE FUNDING AGENTS SECTION 5.01 Authorization and Action of the Series 2026-1 Class A-1 Administrative Agent. Each of the Investors and the Funding Agents hereby designates Barclays Bank PLC, as the Series 2026-1 Class A-1 Administrative Agent hereunder, and hereby authorizes the Series 2026-1 Class A-1 Administrative Agent to take such actions and to exercise such powers as are delegated to the Series 2026-1 Class A-1 Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Series 2026-1 Class A-1 Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Series 2026-1 Class A-1 Administrative Agent shall be read into this Agreement or otherwise exist for the Series 2026-1 Class A-1 Administrative Agent. In performing its functions and duties hereunder, the Series 2026-1 Class A-1 Administrative Agent shall act solely as agent for the Investors and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Co-Issuers or any of its successors or assigns. The provisions of this Article (other than the rights of the Co-Issuers set forth in Section 5.07) are solely for the benefit of the Series 2026-1 Class A-1 Administrative Agent, the Investors and the Funding Agents, and the Co-Issuers shall not have any rights as a third party beneficiary of any such provisions. The Series 2026-1 Class A-1 Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, exposes the Series 2026-1 Class A-1 Administrative Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Series 2026-1 Class A-1 Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2026-1 Class A-1 Notes and all other amounts owed by the Co-Issuers hereunder to the Series 2026-1 Class A-1 Administrative Agent and all members of the Investor Groups and each Letter of Credit Provider (the “Aggregate Unpaids”) and termination in full of all Commitments. SECTION 5.02 Delegation of Duties. The Series 2026-1 Class A-1 Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such agents or attorneys-in-fact and shall apply to each of their respective activities as the Series 2026-1 Class A-1 Administrative Agent. The Series 2026-1 Class A-1 Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in good faith. SECTION 5.03 Exculpatory Provisions. Neither the Series 2026-1 Class A-1 Administrative Agent nor any of its directors, managers, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment), or (b) responsible in any manner to any Investor or any Funding Agent for any recitals, statements, representations or warranties made by the Co-Issuers or the Asset Entities contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Co-Issuers or the Asset Entities to perform their obligations hereunder, or for the satisfaction of any condition specified in Article VII. The Series 2026-1 Class A-1 Administrative Agent shall not be under any obligation to any Investor or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Co-Issuers. The Series 2026-1 Class A-1 Administrative Agent shall not be deemed to have knowledge of any Amortization Period or Event of Default unless a Responsible Officer of the Series 2026-1 Class A-1 Administrative Agent has received notice in writing of such event from the Co-Issuers, any Investor or any Funding Agent. SECTION 5.04 Reliance. The Series 2026-1 Class A-1 Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Co- Issuers), independent accountants and other experts selected by the Series 2026-1 Class A-1 Administrative Agent. The Series 2026-1 Class A-1 Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Investor or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Investor or any Funding Agent; provided that unless and until the Series 2026-1 Class A-1 Administrative Agent shall have received such advice, the Series 2026-1 Class A-1 Administrative Agent, as applicable, may take or refrain from taking any action, as the Series 2026-1 Class A-1 Administrative Agent, as applicable, shall deem advisable and in the best interests of the Investors and the Funding Agents. The Series 2026-1 Class A-1 Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Investor Groups holding more than 50% of the Commitments and such request and any action taken or failure to act pursuant thereto shall be binding upon the Investors and the Funding Agents. SECTION 5.05 Non-Reliance on the Series 2026-1 Class A-1 Administrative Agent and Other Purchasers. Each of the Investors and the Funding Agents expressly acknowledges that neither the Series 2026-1 Class A-1 Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Series 2026-1 Class A-1 Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Co-Issuers, shall be deemed to constitute any representation or warranty by the Series 2026-1 Class A-1 Administrative Agent. Each of the Investors and the Funding Agents represents and warrants to the Series 2026-1 Class A-1 Administrative Agent that it has and will, independently and without reliance upon the Series 2026-1 Class A-1 Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Co- Issuers and made its own decision to enter into this Agreement. SECTION 5.06 The Series 2026-1 Class A-1 Administrative Agent in its Individual Capacity. The Series 2026-1 Class A-1 Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Co-Issuers or any Affiliate of the Co-Issuers as though the Series 2026-1 Class A-1 Administrative Agent were not the Series 2026-1 Class A-1 Administrative Agent hereunder. SECTION 5.07 Successor Series 2026-1 Class A-1 Administrative Agent; Defaulting Class A-1 Series 2026-1 Class A-1 Administrative Agent. (a) The Series 2026-1 Class A-1 Administrative Agent may, upon thirty (30) days’ notice to the Co-Issuers and each of the Investors and the Funding Agents, and the Series 2026-1 Class A-1 Administrative Agent will, upon the direction of Investor Groups holding 100% of the Commitments (excluding any Commitments held by Defaulting Investors), resign as the Series 2026-1 Class A-1 Administrative Agent, as applicable. If the Series 2026-1 Class A-1 Administrative Agent shall resign, then the Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments (excluding any Commitments held by the resigning

Series 2026-1 Class A-1 Administrative Agent or its Affiliates, and if all Commitments are held by the resigning Series 2026-1 Class A-1 Administrative Agent or its Affiliates, then the Co-Issuers) or (ii) if a single Investor Group holds more than 50% of the Commitments regardless of whether a single Investor holds more than 50%, two thirds of the Commitments during such 30-day period (the “Required Investors”), shall appoint an Affiliate of a member of the Investor Groups as a successor Series 2026-1 Class A-1 Administrative Agent, subject to the consent of the Co-Issuers at all times other than while an Event of Default has occurred and is continuing (which consent of the Co-Issuers shall not be unreasonably withheld or delayed); provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(a). If for any reason, no successor Series 2026-1 Class A-1 Administrative Agent is appointed by the Investor Groups during such 30 day period, then effective upon the expiration of such 30 day period, the Co-Issuers shall continue to make (or cause to be made) all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2026-1 Class A-1 Notes Fee Letter and including the Indenture Trustee Fee) directly to the Funding Agents or the Letter of Credit Provider, as applicable, and the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers for all purposes shall deal directly with the Funding Agents or any Letter of Credit Provider, as applicable, until such time, if any, as a successor Series 2026-1 Class A- 1 Administrative Agent is appointed as provided above, and the Co-Issuers shall instruct the Indenture Trustee in writing accordingly. After the retiring Series 2026-1 Class A-1 Administrative Agent’s resignation hereunder as the Series 2026-1 Class A-1 Administrative Agent, as applicable, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Series 2026-1 Class A-1 Administrative Agent under this Agreement. (b) The Co-Issuers may, upon the occurrence of any of the following events with respect to the Series 2026-1 Class A-1 Administrative Agent (any such event with respect to the Series 2026-1 Class A-1 Administrative Agent, a “Defaulting Agent Event” of the Series 2026-1 Class A- 1 Administrative Agent) with the consent of Investor Groups holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments, remove the Series 2026-1 Class A-1 Administrative Agent and, upon such removal, the Investor Groups holding more than 50% of the Commitments in the case of clause (i) above or two thirds of the Commitments in the case of clause (ii) above (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 5.07(b)) shall appoint an Affiliate of a member of the Investor Groups as a successor Series 2026-1 Class A-1 Administrative Agent, subject to the consent of (x) the Co-Issuers at all times other than while an Event of Default has occurred and is continuing (which consent of the Co-Issuers shall not be unreasonably withheld or delayed) and (y) the Controlling Class Representative (which consent of the Controlling Class Representative shall not be unreasonably withheld or delayed): (i) an Event of Bankruptcy with respect to the Series 2026-1 Class A-1 Administrative Agent; (ii) if the Series 2026-1 Class A-1 Administrative Agent or an Affiliate thereof is also an Investor, any other event pursuant to which such Person becomes a Defaulting Investor; (iii) the failure by the Series 2026-1 Class A-1 Administrative Agent to pay or remit any funds required to be remitted when due (in each case, if amounts are available for payment or remittance in accordance with the terms of this Agreement for application to the payment or remittance thereof) which continues for two (2) Business Days after such funds were required to be paid or remitted; (iv) any representation, warranty, certification or statement made by the Series 2026-1 Class A-1 Administrative Agent under this Agreement or in any agreement, certificate, report or other document furnished by the Series 2026-1 Class A-1 Administrative Agent proves to have been false or misleading in any material respect as of the time made or deemed made, and if such representation, warranty, certification or statement is susceptible of remedy in all material respects, is not remedied within thirty (30) calendar days after knowledge thereof or notice by the Co-Issuers to the Series 2026-1 Class A-1 Administrative Agent and if not susceptible of remedy in all material respects, upon notice by the Co-Issuers to the Series 2026-1 Class A-1 Administrative Agent, or (v) any act constituting the gross negligence, bad faith or willful misconduct of the Series 2026-1 Class A-1 Administrative Agent. If for any reason no successor the Series 2026-1 Class A-1 Administrative Agent is appointed by the Investor Groups within thirty (30) days of the removal of the Series 2026-1 Class A-1 Administrative Agent pursuant to this clause (b), then effective upon the expiration of such 30-day period, the Co-Issuers shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2026-1 Class A-1 Notes Fee Letter and including the Indenture Trustee Fees) directly to the Funding Agents or the Letter of Credit Provider, as applicable, and the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers for all purposes shall deal directly with the Funding Agents or Letter of Credit Provider, as applicable, until such time, if any, as a successor Series 2026-1 Class A-1 Administrative Agent is appointed as provided above, and the Co-Issuers shall instruct the Indenture Trustee in writing accordingly. After the removal of the Series 2026-1 Class A-1 Administrative Agent hereunder as the Series 2026-1 Class A-1 Administrative Agent, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Series 2026-1 Class A-1 Administrative Agent under this Agreement. (c) If a Defaulting Agent Event has occurred with respect to the Series 2026-1 Class A-1 Administrative Agent and is continuing, the Co-Issuers shall continue to make (or cause to be made) all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith (including, without limitation, the Series 2026-1 Class A-1 Notes Fee Letter and including the Indenture Trustee Fees) directly to the Funding Agents or the Letter of Credit Provider, as applicable, the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers for all purposes may deal directly with the Funding Agents or the Letter of Credit Provider, as applicable. SECTION 5.08 Authorization and Action of Funding Agents. Each Investor is hereby deemed to have designated and appointed its related Funding Agent set forth next to such Investor’s name on Schedule I (or identified as such Investor’s Funding Agent pursuant to any applicable Assignment and Assumption Agreement or Investor Group Supplement) as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Co-Issuers, any of its successors or assigns or any other Person. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Agreement or any Requirement of Law. The appointment and authority of the Funding Agents hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids of the Investor Groups and the termination in full of all the Commitments. SECTION 5.09 Delegation of Duties. Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the actions or any gross negligence, bad faith or willful misconduct of any agents or attorneys-in-fact selected by it in good faith. SECTION 5.10 Exculpatory Provisions. Each Funding Agent and its Affiliates, and each of their directors, officers, agents or employees shall not be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, bad faith or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by the Co-Issuers contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Co-Issuers to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. Each Funding Agent shall not be under any obligation to the related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Co-Issuers. Each Funding Agent shall not be deemed to have knowledge of any Amortization Period or Event of Default unless such Funding Agent has received notice of such event from the Co-Issuers or any member of the related Investor Group. SECTION 5.11 Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Co-Issuers), independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group; provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon the related Investor Group. SECTION 5.12 Non-Reliance on the Funding Agent and Other Purchasers. The related Investor Group expressly acknowledges that its Funding Agent and any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has not made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including, without limitation, any review of the affairs of the Co-Issuers, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Investor Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Co-Issuers and made its own decision to enter into this Agreement. SECTION 5.13 The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Co-Issuers or any Affiliate of the Co-Issuers as though such Funding Agent were not a Funding Agent hereunder. SECTION 5.14 Successor Funding Agent. Each Funding Agent will, upon the direction of the related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of the related Investor Group as a successor funding agent (it being understood that such resignation shall not be effective until such successor is appointed). After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement. ARTICLE VI REPRESENTATIONS AND WARRANTIES SECTION 6.01 The Co-Issuers and the Asset Entities. The Co-Issuers and the Asset Entities jointly and severally represent and warrant to each Investor and the Series 2026-1 Class A-1

Administrative Agent, as of the date of this Agreement and as of the date of each Advance made hereunder, that: (a) each of their representations and warranties made in favor of the Indenture Trustee or the Noteholders in the Indenture and the other Transaction Documents (other than a Transaction Document relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2026-1 Notes) including without limitation, the representations and warranties contained in Section 6.05 of the Indenture, is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects, as of the date originally made, as of the date hereof and as of the Series 2026-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (b) no Event of Default, Manager Termination Event, Amortization Period, Cash Trap Condition or Class A LTV Condition has occurred and is continuing; (c) assuming the representations and warranties of each Investor set forth in Section 6.03 of this Agreement are true and correct, neither they nor or any of their Affiliates, have, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series 2026-1 Class A-1 Notes under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided that no representation or warranty is made with respect to the Investors and their Affiliates; and neither the Co-Issuers nor any of its Affiliates has entered into any contractual arrangement with respect to the distribution of the Series 2026-1 Class A-1 Notes, except for this Agreement and the other Transaction Documents, and the Co- Issuers will not enter into any such arrangement; (d) neither they nor any of their Affiliates have, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Series 2026-1 Class A-1 Notes in a manner that would require the registration of the Series 2026-1 Class A-1 Notes under the Securities Act; (e) assuming the representations and warranties of each Investor set forth in Section 6.03 of this Agreement are true and correct, the offer and sale of the Series 2026-1 Class A-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Indenture and the Series 2026-1 Supplement are not required to be qualified under the Trust Indenture Act of 1939, as amended; (f) None of the Guarantors nor the Closing Date Obligors is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), under the Investment Company Act in reliance on Section 3(c)(7) of the Investment Company Act; (g) The Series 2026-1 Class A-1 Notes do not constitute an “ownership interest” in a “covered fund,” as such terms are defined in 12 C.F.R. § 248.10 (as currently in effect); (h) the Series 2026-1 Class A-1 Notes are “eligible assets” for purposes of Rule 3a-7 under the Investment Company Act; (i) the Co-Issuers have furnished to the Series 2026-1 Class A-1 Administrative Agent and each Funding Agent true, accurate and complete copies of all other Transaction

Documents (excluding Series Indenture Supplements and other Transaction Documents relating solely to a Series of Notes other than the Series 2026-1 Notes) to which they are a party as of the Series 2026-1 Closing Date, all of which Transaction Documents are in full force and effect as of the Series 2026-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date, other than such amendments, modifications or waivers about which the Co-Issuers have informed each Funding Agent and each Letter of Credit Provider; (j) none of the Obligors, nor to the knowledge of any Obligor, any Affiliate, director, officer, manager, member, agent, employee or other person acting on behalf of such Obligor, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or, to the knowledge of any Obligor, indirect unlawful payment to any domestic governmental official or “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)); (iii) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation of any other jurisdiction in which it operates its business, including, in each case, the rules and regulations thereunder (collectively, the “Anti-Corruption Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Co-Issuers and the Asset Entities (or the Manager on its behalf) maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with the Anti- Corruption Laws; (k) the operations of the Obligors are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the any of the Obligors with respect to the Money Laundering Laws is pending or, to the knowledge of any Obligor, threatened; (l) none of the Obligors nor, to the knowledge of such relevant entity, any director, officer, agent, employee or Affiliate or other person acting on behalf of such relevant entity is currently the subject of or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or the European Union (collectively, “Sanctions”); nor is such relevant entity located, organized or resident in a country or territory which is the target of comprehensive country or territory-wide sanctions, which presently includes Iran, North Korea, Cuba, Syria, the Crimea region so-called Donetsk People’s Republic and Luhansk People’s Republic (each a “Sanctioned Country”); the Co-Issuers shall not directly or knowingly indirectly use the proceeds of any Borrowing or contribute or otherwise make available such proceeds for the purpose of making payments in violation of Sanctions and the Obligors (or the Manager on their behalf) maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with OFAC; and (m) payments on the Series 2026-1 Class A-1 Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act. SECTION 6.02 [Reserved]. SECTION 6.03 The Manager. The Manager represents and warrants to each Investor and the Series 2026-1 Class A-1 Administrative Agent as of the date hereof that no Manager Termination Event has occurred and is continuing and that its representations, warranties and covenants in the Transaction Documents to which it is a party are true, correct and complete subject to any materiality qualifier set forth therein as of the date on which such representations and warranties are made.

SECTION 6.04 Investors. Each of the Investors represents and warrants to the Co- Issuers, the Manager and the Series 2026-1 Class A-1 Administrative Agent as of the date hereof (or, in the case of a successor or assign of an Investor, as of the subsequent date on which such successor or assign shall become or be deemed to become a party hereto) that: (a) it has had an opportunity to discuss the Co-Issuers’ and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase of the Series 2026-1 Class A-1 Notes, with the Co-Issuers and the Manager and their respective representatives; (b) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2026-1 Class A-1 Notes; (c) it is purchasing the Series 2026-1 Class A-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in clause (b) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to a distribution in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the Securities Act, or the rules and regulations promulgated thereunder, with respect to the Series 2026-1 Class A-1 Notes; (d) it understands that (i) the Series 2026-1 Class A-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel shall have been delivered in advance to the Co-Issuers, (ii) the Co-Issuers are not required to register the Series 2026-1 Class A-1 Notes under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction, (iii) any permitted transferee hereunder must meet the criteria in clause (b) above and (iv) any transfer must comply with the provisions of Section 2.02 of the Indenture and Section 9.03 or 9.17, as applicable, of this Agreement; (e) it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act; (f) it will comply with the requirements of Section 6.03(d), above, in connection with any transfer by it of the Series 2026-1 Class A-1 Notes; (g) it understands that the Series 2026-1 Class A-1 Notes will bear the legend set out in the form of Variable Funding Note attached as Exhibit A to the Supplement and be subject to the restrictions on transfer described in such legend; (h) it will obtain for the benefit of the Co-Issuers from any purchaser of the Series 2026-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs; and (i) the acknowledgments and agreements of the Investor set forth in the form of Purchaser’s Letter set forth in Exhibit D attached hereto are true and correct with respect to the Investor as of the Series 2026-1 Closing Date without requiring the delivery of a Purchaser’s Letter by the Investor on the Series 2026-1 Closing Date.

ARTICLE VII CONDITIONS SECTION 7.01 Conditions to Issuance and Effectiveness. Each Investor will have no obligation to purchase the Series 2026-1 Class A-1 Notes hereunder on the Series 2026-1 Closing Date, and the Commitments will not become effective, unless: (a) the Indenture, the Series 2026-1 Supplement and the other Transaction Documents shall be in full force and effect; (b) on the Series 2026-1 Closing Date, the Co-Issuers shall have received a letter, in form and substance reasonably satisfactory to the Funding Agents, from KBRA stating that the Series 2026-1 Class A-2 Notes have received a rating of not less than “BBB”; (c) at the time of such issuance, the additional conditions set forth in Schedule III and all other conditions to the issuance of the Series 2026-1 Class A-1 Notes under the Indenture and the Series 2026-1 Supplement shall have been satisfied or waived; and (d) the risk retention letter agreement from the Parent (in its capacity as retention holder), dated as of the Series 2026-1 Closing Date, under which the Parent provides certain undertakings, representations, and covenants in connection with the EU Securitisation Laws and the UK Securitisation Laws, shall have been duly executed and delivered by the parties thereto in form and substance satisfactory to the Funding Agents. SECTION 7.02 Conditions to Initial Extensions of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, the initial Borrowing hereunder on or after the date hereof shall be subject to the satisfaction of the conditions precedent that (a) each Funding Agent shall have received a duly executed and authenticated Series 2026- 1 Class A-1 Note registered in its name or in such other name as shall have been directed by such Funding Agent and stating that the principal amount thereof shall not exceed the Maximum Investor Group Principal Amount of the related Investor Group (or, in the case of an Uncertificated Note, a Confirmation of Registration with respect thereto) and (b) the Co-Issuers shall have paid all fees required to be paid by it under the Transaction Documents on the Series 2026-1 Closing Date, including the Series 2026-1 Class A-1 Upfront Fee. SECTION 7.03 Conditions to Each Extension of Credit. The election of each Conduit Investor to fund, and the obligation of each Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing on or after the Series 2026-1 Closing Date, but excluding any Advances to repay L/C Obligations pursuant to Section 2.05(b), 2.06 or 2.07, as applicable) and the obligations of any Letter of Credit Provider to provide any Letter of Credit (including the initial one) respectively, shall be subject to the conditions precedent that on the date of such funding or provision, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true (without regard to any waiver, amendment or other modification of this Section 7.03 or any definitions used herein consented to by the Controlling Class Representative unless Investors holding more than (i) if no single Investor Group holds more than 50% of the Commitments, 50% of the Commitments or (ii) if a single Investor Group holds more than 50% of the Commitments, two thirds of the Commitments (provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether any threshold percentage of Commitments has been met under this Section 7.03) have consented to such waiver, amendment or other modification for purposes of this Section 7.03; provided, further, that if the second proviso to the first sentence of Section 9.01 is applicable to such waiver, amendment or other modification, then consent to such waiver, amendment or other modification from the Persons required by such second proviso shall also be required for purposes of this Section 7.03):

(a) no Default, Event of Default, Manager Termination Event, Amortization Period, Cash Trap Condition or Class A LTV Condition will be in existence at the time of, or after giving effect to, such funding or issuance; (b) the Interest Reserve Amount will be funded and/or an Interest Reserve Letter of Credit will be maintained as of the date of such draw in the amounts required pursuant to the Indenture after giving effect to such draw; provided that a portion of the proceeds of such draw may be used to fund and/or maintain such Interest Reserve Amount; (c) after giving effect to such draw, the following conditions will be satisfied: (i) the DSCR as of the immediately preceding Determination Date was greater than or equal to 1.75x; and (ii) the Series 2026-1 Class A-1 Outstanding Principal Amount does not exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount after giving effect to any reduction thereto pursuant to Section 2.05; (d) all Series 2026-1 Class A-1 Undrawn Commitment Fees, Class A-1 Series 2026-1 Class A-1 Administrative Agent Fees, the Indenture Trustee Fees and Letter of Credit Fees together will all other amounts due and payable on or prior to the date of such funding or issuance pursuant to this Agreement shall have been paid in full on or prior to such date; (e) the Co-Issuers shall have delivered or have been deemed to have delivered to the Funding Agents (with a copy to the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee) an executed advance request in the form of Exhibit A hereto with respect to such Borrowing (each such request, an “Advance Request” or a “Series 2026-1 Class A-1 Advance Request”); (f) the Co-Issuers shall have furnished to the Series 2026-1 Class A-1 Administrative Agent true, accurate and complete copies of all other Transaction Documents (excluding any Series Indenture Supplements and other Transaction Documents relating solely to a Series other than the Series 2026-1 Notes) to which the Co-Issuers, any Asset Entity, the Manager, DigitalBridge Guarantor, LLC (the “Guarantor”) or DigitalBridge Co-Guarantor, LLC (the “Co-Guarantor” and, together with the Guarantor, the “Guarantors”) is a party as of the Series 2026-1 Closing Date that has not been previously delivered pursuant to Section 7.01(c), all of which Transaction Documents are in full force and effect as of the Series 2026-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date except as permitted under the Indenture; (g) the representations and warranties of each of the Obligors and the Manager set out in this Agreement are true and correct (A) if qualified as to materiality or Material Adverse Effect, in all respects and (B) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such funding or issuance, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date); (h) each representation and warranty made by the Manager in any Transaction Document (other than a Transaction Document relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2026-1 Notes) to which the Manager is a party (including any representations and warranties made by it in its capacity as Manager) is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made, as of the date hereof and as of the Series 2026-1 Closing Date (unless stated to related solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

(i) the Co-Issuers shall have delivered to the Series 2026-1 Class A-1 Administrative Agent copies of all filed UCC financing statements required to be filed by the terms of the Transaction Documents, together with all amendments thereto, including all amendments necessary or permitted to be filed to continue any such financing statements; and (j) all conditions to such extension of credit or provision specified in Section 2.02 or 2.03 of this Agreement, as applicable, shall have been satisfied; The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Co-Issuers and the Manager that all conditions precedent to such funding or provision have been satisfied or will be satisfied concurrently therewith. Notwithstanding any other provision set forth in this Agreement, a Rating Agency Confirmation must be obtained in connection with any waiver of (a) and (b) above. SECTION 7.04 Conditions to Extensions of Series 2026-1 Class A-1 Anticipated Repayment Date. (a) The Series 2026-1 Class A-1 Anticipated Repayment Date shall be the Payment Date occurring in June 2029 unless extended as provided below in this Section 7.04. The Series 2026-1 Class A-1 Anticipated Repayment Date shall be the Anticipated Repayment Date for the Series 2026-1 Class A-1 Notes. (b) First Extension Election. Subject to the conditions set forth in Section 7.04(d), the Co-Issuers, or the Manager acting on behalf of the Co-Issuers, shall have the option on or before the Payment Date occurring in June 2029 (the “First Extension Election Date”) to elect (the “Series 2026-1 First Extension Election”) to extend the Series 2026-1 Class A-1 Anticipated Repayment Date to the Payment Date occurring in June 2030 by delivering written notice to each of the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee to the effect that the conditions precedent to such Series 2026-1 First Extension Election set forth in Section 7.04(d) are satisfied as of the date of the notice and acknowledging that such conditions precedent to such Series 2026-1 First Extension Election set forth in Section 7.04(d) are required to be effective at the time of, and after giving effect to, such extension as a condition to the extension. Upon such extension, the Payment Date occurring in June 2030 shall become the Series 2026-1 Class A-1 Anticipated Repayment Date. (c) Second Extension Election. Subject to the conditions set forth in Section 7.04(d), if the Series 2026-1 First Extension Election has been made and become effective, the Co-Issuers, or the Manager acting on behalf of the Co-Issuers, shall have the option on or before the Payment Date occurring in June 2030 (the “Second Extension Election Date” and together with the First Extension Election Date, the “Extension Election Dates”) to elect (the “Series 2026-1 Second Extension Election” and, together with the Series 2026-1 First Extension Election, the “Series 2026-1 Class A-1 Extension Elections”) to extend the Series 2026-1 Class A-1 Anticipated Repayment Date to the Payment Date occurring in June 2031 by delivering written notice to each of the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee to the effect that the conditions precedent to such Series 2026-1 Second Extension Election set forth in Section 7.04(d) are satisfied as of the date of the notice and acknowledging that such conditions precedent to such Series 2026-1 Second Extension Election set forth in Section 7.04(d) are required to be effective at the time of, and after giving effect to, such extension as a condition to the extension. Upon such extension, the Payment Date occurring in June 2031 shall become the Series 2026-1 Class A-1 Anticipated Repayment Date. (d) Conditions Precedent to Extension Elections. It shall be a condition to the effectiveness of the Series 2026-1 Class A-1 Extension Elections that on the applicable Extension Election Date:

(i) the Co-Issuers have, or the Manager acting on behalf of the Co- Issuers, has delivered written notice to each of the Series 2026-1 Class A-1 Administrative Agent and the Indenture Trustee in the manner provided in Section 7.04(b) or (c), as applicable, not more than 60 days and not less than 30 days prior to the then-current Series 2026-1 Class A-1 Anticipated Repayment Date; (ii) no Default, Event of Default, Manager Termination Event, Amortization Period, Cash Trap Condition or Class A LTV Condition will be in existence at the time of, or after giving effect to, such extension; (iii) the Interest Reserve Amount will be funded and/or an Interest Reserve Letter of Credit will be maintained as of the date of such draw in the amounts required pursuant to the Indenture after giving effect to such extension; (iv) either Rating Agency Confirmation and consent of each Holder of the Series 2026-1 Class A-1 Notes is obtained or after giving effect to such extension, the following conditions must be satisfied: (A) the average DSCR as of the immediately preceding three (3) Determination Dates was greater than or equal to 1.75x; and (B) the Class Principal Balance with respect to the Series 2026-1 Class A-1 Notes does not exceed the Series 2026-1 Class A-1 Notes Maximum Principal Amount after giving effect to any reduction thereto pursuant to Section 2.05. (v) the rating assigned to the most senior Class of Notes rated by any Rating Agency has not been downgraded below “BBB-” or withdrawn; (vi) all Series 2026-1 Class A-1 Extension Fees, Series 2026-1 Class A-1 Undrawn Commitment Fees together will all other amounts due and payable on or prior to the date of such funding or issuance pursuant to this Agreement shall have been paid in full on or prior to such date; (vii) the representations and warranties of each of the Obligors and the Manager set out in this Agreement are true and correct (A) if qualified as to materiality or Material Adverse Effect, in all respects and (B) if not qualified as to materiality or Material Adverse Effect, in all material respects, as of the date of such funding or issuance, with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date); and (viii) each representation and warranty made by the Manager in any Transaction Document (other than a Transaction Document relating solely to a Series other than the Series 2026-1 Notes) to which the Manager is a party (including any representations and warranties made by it in its capacity as Manager) is true and correct (a) if not qualified as to materiality or Material Adverse Effect, in all material respects and (b) if qualified as to materiality or Material Adverse Effect, in all respects as of the date originally made, as of the date hereof and as of the Series 2026-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Any notice given pursuant to Section 7.04(b) or (c) shall be irrevocable; provided, that if the conditions set forth in this Section 7.04(d) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective. For the avoidance of doubt, no consent of the Indenture Trustee, the Series 2026-1 Class A-1 Administrative Agent, the Controlling Class

Representative or any Noteholder shall be necessary for the effectiveness of the Series 2026-1 Class A-1 Extension Elections. ARTICLE VIII COVENANTS SECTION 8.01 Covenants of the Co-Issuers, the Asset Entities and the Manager. Each of the Co-Issuers, the Asset Entities and the Manager jointly and severally covenants and agree that, until the Series 2026-1 Class A-1 Notes and all Aggregate Unpaids have been paid in full and the Commitments and the L/C Commitment have been terminated, it will: (a) unless waived in writing in the manner provided in the Transaction Documents, duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Transaction Document to which it is a party; (b) not amend, modify, waive or give any approval, consent or permission under any provision of the Indenture or any other Transaction Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Indenture or such other Transaction Document, as applicable; (c) reasonably concurrently with the time any report, notice or other document is provided to the Rating Agencies and/or the Indenture Trustee, or caused to be provided, by the Co- Issuers or the Manager under the Indenture (including, without limitation, under Section 7.02 thereof) or under the Series 2026-1 Supplement, provide to each of the Series 2026-1 Class A-1 Administrative Agent and each Funding Agent with a copy of such report, notice or other document; (d) once per calendar year, following reasonable prior notice from Funding Agents acting on behalf of Investor Groups holding more than 50% of the Commitments (the “Annual Inspection Notice”), and during regular business hours, permit any Funding Agent or any of its agents, representatives or permitted assigns, at the Co-Issuers’ expense, access (as a group, and not individually unless only one such Person desires such access) to the offices of the Manager, the Co-Issuers and the Asset Entities, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Indenture Trustee under Section 7.07 of the Indenture, and (ii) to visit the offices and properties of the Manager, the Co-Issuers and the Asset Entities for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Indenture, the Series 2026-1 Supplement and the other Transaction Documents with any of the officers or employees or managers of the Manager, the Co- Issuers and/or the Asset Entities, as applicable, having knowledge of such matters; provided, however, that upon the occurrence and during the continuation of an Amortization Period or Event of Default, any Funding Agent or any of its agents, representatives or permitted assigns, at the Co-Issuers’ expense may do any of the foregoing at any time during normal business hours and without advance notice; provided, further, that, in addition to any visits made pursuant to provision of an Annual Inspection Notice or during the continuation of an Amortization Period or Event of Default, any Funding Agent or any of its agents, representatives or permitted assigns, at their own expense, may do any of the foregoing at any time during normal business hours following reasonable prior notice with respect to the business of the Co-Issuers and/or the Asset Entities; (e) not take, or cause to be taken, any action, including, without limitation, acquiring any margin stock (as such term is defined under the regulations of the Board of Governors of the Federal Reserve System, “Margin Stock”), that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof;

(f) not permit any amounts owed with respect to the Series 2026-1 Class A-1 Notes to be secured, directly or indirectly, by any Margin Stock in a manner that would violate the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof; (g) promptly provide such additional financial and other information with respect to the Transaction Documents (other than Series Indenture Supplements and Transaction Documents relating solely to a Series of Term Notes or Variable Funding Notes other than the Series 2026-1 Notes), the Co-Issuers, the Manager or the Asset Entities as any of the Funding Agents may from time to time reasonably request; (h) deliver to the Series 2026-1 Class A-1 Administrative Agent, within five Business Days of receipt, copies of all filed UCC financing statements required to be filed by the terms of the Transaction Documents, together with all amendments thereto, including all amendments necessary or permitted to be filed to continue any such financing statements; and (i) if the Co-Issuers acquire any direct or indirect wholly-owned subsidiaries following the date hereof that will hold Net Fund Fees, Carried Interest, Equity Interests or LP Interests, the Co-Issuers shall cause such partly or wholly-owned subsidiary to become a party to this Agreement as an Asset Entity hereunder (in such capacity, an “Additional Asset Entity”) pursuant to a joinder agreement (a “Joinder Agreement”) delivered pursuant to Section 2.12(a) of the Indenture. Any Additional Asset Entity shall be an Asset Entity for all purposes of this Agreement on and after the effective date of the Joinder Agreement executed and delivered by such Additional Asset Entity and the other parties thereto including, without limitation, for purposes of the representations, warranties and covenants made by the Asset Entities hereunder. ARTICLE IX MISCELLANEOUS PROVISIONS SECTION 9.01 Amendments. (a) Subject to Section 3.04(b), no amendment to or waiver or other modification of any provision of this Agreement, nor consent to any departure therefrom by the Co- Issuers or the Manager, shall in any event be effective unless the same shall be in writing and signed by the Co-Issuers with the written consent of (A) the Series 2026-1 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) and (B) the Required Investors; provided that the Commitment of any Defaulting Investor shall be disregarded in the determination of whether such threshold percentage of Commitments has been met; provided, however, that, in addition, (i) the prior written consent of each affected Investor shall be required in connection with any amendment, modification or waiver that (x) increases the amount of the Commitment of such Investor, extends the Commitment Termination Date or the Series 2026-1 Class A-1 Anticipated Repayment Date (other than pursuant to Section 7.04), modifies the conditions to funding the Commitment or otherwise subjects such Investor to any increased or additional duties or obligations hereunder or in connection herewith (it being understood and agreed that waivers or modifications of conditions precedent, covenants, Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Investor), (y) reduces the amount or delays the timing of payment of any principal, interest, fees or other amounts payable to such Investor hereunder or (z) would have an effect comparable to any of those set forth in Section 13.02 of the Indenture that require the consent of each Noteholder or each affected Noteholder; (ii) any amendment, modification or waiver that affects the rights or duties of the Series 2026-1 Class A-1 Administrative Agent, any Letter of Credit Provider or the Funding Agents shall require the prior written consent of such affected Person; and (iii) the prior written consent of each Investor, the Series 2026-1 Class A-1 Administrative Agent (acting on behalf of the Funding Agents), each Letter of Credit Provider and each Funding Agent shall be required in connection with any amendment, modification or waiver of this Section 9.01. Commitments (other than the Commitments of any Defaulting Investor) shall be deemed to be fully drawn for purposes of any provision of the Indenture or the other Transaction Documents relating to any vote, consent, direction or the like to be given by the Series 2026-1 Class A-1 Noteholders as the Series 2026-1 Class A-1 Noteholders or as Noteholders; such vote, consent, direction or the like shall be given by the Holders of the Series 2026-1 Class A-1 Advance Notes only and not by the Holders of any 2026-1 Class A-1 L/C Notes except to the extent that such vote, consent, direction or the like is to be given by each Required Investor and the Holders of any Series 2026- 1 Class A-1 L/C Notes would be affected thereby. In addition, the provisions of Section 6.01(a) (with respect to the reference to 6.05 of the Indenture) may not be amended or waived without confirmation from any Rating Agency that the rating of the commercial paper notes of each Conduit Investor then rated by it will not be reduced or withdrawn as a result thereof. (b) Each Committed Note Purchaser will notify the Co-Issuers in writing whether or not it will consent to a proposed amendment, waiver or other modification of this Agreement and, if applicable, any condition to such consent, waiver or other modification. If a Committed Note Purchaser notifies the Co-Issuers in writing that such Committed Note Purchaser either (I) will not consent to an amendment to or waiver or other modification of any provision of this Agreement or (II) conditions its consent to such an amendment, waiver or other modification of any provision of this Agreement upon the payment of an amendment fee, the Co-Issuers may replace every member (but not any subset thereof) of such Committed Note Purchaser’s entire Investor Group by giving written notice to each member of such Investor Group designating one or more Persons that are willing and able to purchase each member of such Investor Group’s rights and obligations under this Agreement for a purchase price that with respect to each such member of such Investor Group will equal the amount owed to each such member of such Investor Group with respect to the Series 2026-1 Class A-1 Advance Notes (whether arising under the Indenture, the Series 2026-1 Supplement, this Agreement, the Series 2026-1 Class A-1 Advance Notes or otherwise). Upon receipt of such written notice, each member of such Investor Group shall assign its rights and obligations under this Agreement pursuant to and in accordance with Sections 9.17(a), (b) and (c), as applicable, in consideration for such purchase price and at the reasonable expense of the Co-Issuers (including, without limitation, the reasonable documented fees and out-of-pocket expenses of counsel to each such member); provided, however, that no member of such Investor Group shall be obligated to assign any of its rights and obligations under this Agreement if the purchase price to be paid to such member is not at least equal to the amount owed to such member with respect to the Series 2026-1 Class A-1 Advance Notes (whether arising under the Indenture, the Series 2026-1 Supplement, this Agreement, the Series 2026-1 Class A-1 Notes or otherwise). (c) The Co-Issuers and the Investors shall negotiate any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Transaction Documents that require the consent of the Investors in good faith. Pursuant to Section 9.05(a), the Investors shall be entitled to reimbursement by the Co-Issuers for the reasonable expenses incurred by the Investors in reviewing and approving any such amendment, waiver, consent, supplement or other modification to this Agreement or any Transaction Document. The Co-Issuers agree to provide notice to each Investor Group of any amendment to this Agreement, regardless of whether the consent of such Investor is required for such amendment to become effective. SECTION 9.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03 Binding on Successors and Assigns. (a) This Agreement shall be binding upon, and inure to the benefit of, the Co- Issuers, the Manager, the Investors, the Funding Agents, the Series 2026-1 Class A-1 Administrative Agent and their respective successors and assigns; provided, however, that neither the Co-Issuers nor the Manager may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of each Investor (other than any Defaulting Investor); provided further that nothing herein shall prevent the Co-Issuers from assigning its rights (but none of its duties or liabilities) to the Indenture Trustee under the Indenture and the Series 2026-1 Supplement; and provided, further that none of the Investors may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under Section 6.03 or Section 9.17 or this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement except as provided in Section 9.16. (b) Notwithstanding any other provision set forth in this Agreement, each Investor may at any time grant to one or more Program Support Providers a participating interest in or lien on such Investor’s interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement. In addition, any Investor may at any time sell participations to any Person in all or a portion of such Investor’s rights and/or obligations under this Agreement, the Series 2026-1 Class A-1 Notes and the Advances made thereunder and, in connection therewith, any other Transaction Documents to which it is a party, and such participant, with respect to its participating interest, shall be entitled to the benefits granted to such Investor under this Agreement; provided that (i) such Investor’s obligations under this Agreement shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Co-Issuers, the Series 2026-1 Class A-1 Administrative Agent and each other Investor shall continue to deal solely and directly with such Investor in connection with such Investor’s rights and obligations under this Agreement; provided that such participant shall not be entitled to receive any greater payment under Section 3.05, 3.07 or 3.08, with respect to any participation, than its participating Investor would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from Change in Law that occurs after the participant acquired the applicable participation so long as such Change in Law would apply equally to such participating Investor. Each Investor that sells a participating interest shall, acting solely for this purpose as a nonfiduciary agent of the Co-Issuers, maintain a register on which it enters the name and address of each related participant and the applicable portions of the Series 2026-1 Class A-1 Outstanding Principal Amount (and stated interest) relating to such participant, provided that no Investor shall have any obligation to disclose all or any portion of such register to any Person except to the extent that such disclosure is necessary to establish that the relevant Series 2026-1 Class A-1 Notes are in registered form under Treasury Regulation Section 5f.103-1(c) and Proposed Treasury Regulation Section 1.163-5(b) (or any successor version). (c) In addition to its rights under Section 9.17, each Conduit Investor may at any time assign its rights in the Series 2026-1 Class A-1 Advance Notes (and its rights hereunder and under the Transaction Documents) to its related Committed Note Purchaser or, subject to Section 6.03 and Section 9.17(d), its related Program Support Provider or any Affiliate of any of the foregoing, in each case in accordance with the applicable provisions of the Indenture. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, its Series 2026-1 Class A-1 Note and all Transaction Documents to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including, without limitation, an insurance policy for such Conduit Investor relating to the Commercial Paper or the Series 2026-1 Class A-1 Advance Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including, without limitation, an insurance policy relating to the

Commercial Paper or the Series 2026-1 Class A-1 Advance Notes, (v) any collateral trustee or collateral agent for any of the foregoing or (vi) a trustee or collateral agent for the benefit of the holders of the commercial paper notes or other senior indebtedness of such Conduit Investor appointed pursuant to such Conduit Investor’s program documents; provided, however, that any such security interest or lien shall be released upon assignment of its Series 2026-1 Class A-1 Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2026-1 Class A-1 Note, this Agreement and the Transaction Documents to any Person to the extent permitted by Section 9.17. Notwithstanding any other provisions set forth in this Agreement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, its Series 2026-1 Class A-1 Note and the Transaction Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board or any similar foreign entity. SECTION 9.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2026-1 Class A-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2026-1 Class A-1 Notes and shall continue in full force and effect until all interest on and principal of the Series 2026-1 Class A-1 Notes, and all other amounts owed to the Investors, the Funding Agents and the Series 2026-1 Class A-1 Administrative Agent hereunder and under the Series 2026-1 Supplement have been paid in full, all Letters of Credit have expired or terminated and the Commitments and the L/C Commitment have been terminated. In addition, the obligations of the Co-Issuers and the Investors under Sections 3.05, 3.06, 3.07, 3.08, 9.05, 9.10 and 9.11 shall survive the termination of this Agreement. SECTION 9.05 Payment of Costs and Expenses; Indemnification. (a) Payment of Costs and Expenses. The Obligors jointly and severally agree to pay (by depositing such amounts into the applicable account maintained pursuant to the Indenture be distributed subject to and in accordance with the Priority of Payments), on the Series 2026-1 Closing Date (if invoiced at least one (1) Business Day prior to such date) or on or before the next succeeding Payment Date immediately after written demand (in all other cases), all reasonable documented out-of-pocket expenses of the Series 2026-1 Class A-1 Administrative Agent, each initial Funding Agent, the Letter of Credit Provider and each L/C Issuing Bank and each initial Investor (including the reasonable fees and out-of-pocket expenses of one external counsel for the Series 2026-1 Class A-1 Administrative Agent, if any, and one external counsel for the initial Investors (but excluding, for the avoidance of doubt, fees and expenses, whether allocated or otherwise, in respect of in-house counsel, as well as the fees and expenses of the Rating Agencies)) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and of each other Transaction Document, including schedules and exhibits, whether or not the transactions contemplated hereby or thereby are consummated (including, without limitation, such reasonable and documented expenses for the Committed Note Purchasers’ due diligence investigation, consultants’ fees and travel expenses and fees incurred on or before the Series 2026-1 Closing Date to the extent invoiced at least one (1) Business Day prior to such date), the administration of this Agreement and of each other Transaction Document and the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, this Agreement and of each other Transaction Document; and (ii) any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Transaction Document as may from time to time hereafter be proposed by the Manager or the Obligors (the “Class A-1 Amendment Expenses”). The Co-Issuers and the Asset Entities further jointly and severally agree to pay, subject to and in accordance with the Priority of Payments, and to hold the Series 2026-1 Class A-1 Administrative Agent, each Funding Agent and each Investor harmless from all liability for (x) any breach by the Co- Issuers of its obligations under this Agreement, (y) all reasonable documented out-of-pocket costs incurred by the Series 2026-1 Class A-1 Administrative Agent, such Funding Agent or such Investor including the reasonable fees and out-of-pocket expenses of counsel to each of the foregoing, including, for the avoidance of doubt, fees and expenses of in-house counsel, if any, in enforcing this Agreement or in connection with the negotiation of any restructuring or “work-out”, whether or not consummated, of the Transaction Documents and (z) any Non-Excluded Taxes that may be payable in connection with (1) the execution or delivery of this Agreement, (2) any Borrowing hereunder, (3) the issuance of the Series 2026-1 Class A-1 Notes, (4) any Letter of Credit hereunder or (5) any other Transaction Documents. The Co-Issuers and the Asset Entities also jointly and severally agree to reimburse, subject to and in accordance with the Priority of Payments, the Series 2026-1 Class A-1 Administrative Agent, such Funding Agent and Investor upon demand for all reasonable out-of-pocket expenses incurred by the Series 2026-1 Class A-1 Administrative Agent, such Funding Agent and such Investor in connection with the enforcement of this Agreement or any other Transaction Documents. Notwithstanding the foregoing, other than in connection with a sale or assignment pursuant to Section 9.18(a), the Co-Issuers and/or the Asset Entities shall have no obligation to reimburse any Investor for any of the fees and/or expenses incurred by such Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Agreement and the Series 2026-1 Class A-1 Notes pursuant to Section 9.03 or Section 9.17. (b) Indemnification of the Investors. In consideration of the execution and delivery of this Agreement by the Investors, the Co-Issuers and the Asset Entities hereby agree to jointly and severally indemnify and hold each Investor, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent (each in its capacity as such) and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless (by depositing such amounts into the Collection Account to be distributed subject to and in accordance with the Priority of Payments) from and against any and all fees, actions, causes of action, suits, losses, liabilities and damages (other than Class A-1 Taxes which shall be addressed in the manner set forth in Section 3.08), and reasonable documented costs and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2026-1 Class A-1 Notes), including reasonable documented attorneys’ fees and disbursements and those amounts in connection with any action, claim or suit brought to enforce the Indemnified Parties’ right to indemnification (collectively, the “Indemnified Liabilities” and the amounts payable to the Indemnified Parties pursuant to this Section 9.05(b) being referred to herein as the “Class A-1 Indemnities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to: (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance or Letter of Credit; or (ii) the entering into and performance of this Agreement and any other Transaction Document by any of the Indemnified Parties; or (iii) any breach of a representation, warranty, covenant or agreement made by the Co-Issuers or the Asset Entities hereunder; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence, bad faith or willful misconduct or breach of representations set forth herein as determined by a final, non-appealable judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Co-Issuers and the Asset Entities hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. (c) Indemnification of the Series 2026-1 Class A-1 Administrative Agent and each Funding Agent. In consideration of the execution and delivery of this Agreement by the Series 2026- 1 Class A-1 Administrative Agent and the related Funding Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to indemnify and hold the Series 2026-1 Class A-1 Administrative Agent and each of their respective officers, directors, managers employees, affiliates and agents (the “Series 2026-1 Class A-1 Administrative Agent Indemnified Parties”) and such Funding Agent and each of its officers, directors, employees and agents (collectively, the “Funding Agent Indemnified Parties,” and together with the Series 2026-1 Class A-1 Administrative Agent Indemnified Parties, the “Applicable Agent Indemnified Parties”) harmless from and against any and all fees, actions, causes of action, suits, losses, liabilities and damages, and reasonable costs and expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of the Co-Issuers or the Asset Entities) (irrespective of whether any such Applicable Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2026-1 Class A-1 Notes), including reasonable attorneys’ fees and disbursements and those amounts in connection with any action, claim or suit brought to enforce the Applicable Agent Indemnified Parties’ right to indemnification (collectively, the “Applicable Agent Indemnified Liabilities”), incurred by the Applicable Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Agreement and any other Transaction Document by any of the Applicable Agent Indemnified Parties, except for any such Applicable Agent Indemnified Liabilities arising for the account of a particular Applicable Agent Indemnified Party by reason of the relevant Applicable Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser, ratably according to its respective Commitment, hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Applicable Agent Indemnified Liabilities that is permissible under applicable law. The indemnity set forth in this Section 9.05(c) shall in no event include indemnification for consequential or indirect damages of any kind. SECTION 9.06 Characterization as Transaction Document; Entire Agreement. This Agreement shall be deemed to be a Transaction Document for all purposes of the Indenture and the other Transaction Documents. This Agreement, together with the Indenture, the Series 2026-1 Supplement, the documents delivered pursuant to Article VII and the other Transaction Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto. SECTION 9.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address, or e-mail address set forth below its signature hereto, in the case of the Co-Issuers or the Manager, or on Schedule II attached hereto, in the case of the Investors, the Series 2026-1 Class A-1 Administrative Agent and the Funding Agents, or in each case at such other address or e-mail address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by e-mail, shall be deemed given when received. SECTION 9.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement. SECTION 9.09 Tax Characterization. (a) Each party to this Agreement (i) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all United States tax purposes, the Series 2026-1 Class A-1 Notes will be treated as evidence of indebtedness, (ii) agrees to treat the Series 2026-1 Class A-1 Notes for all such purposes as indebtedness and (iii) agrees that the provisions of the Transaction Documents shall be construed to further these intentions.

(b) Each Series 2026-1 Class A-1 Noteholder shall, acting solely for this purpose as an agent of the Co-Issuers, maintain a register on which it enters the name and address of each related Investor (and, if applicable, Program Support Provider) and the applicable portions of the Series 2026-1 Class A-1 Outstanding Principal Amount (and stated interest) with respect to such Series 2026-1 Class A-1 Noteholder of each Investor (and, if applicable, Program Support Provider) that has an interest in such Series 2026-1 Class A-1 Noteholder’s Series 2026-1 Class A-1 Notes (the “Series 2026-1 Class A-1 Notes Register”), provided that no Series 2026-1 Class A-1 Noteholder shall have any obligation to disclose all or any portion of the Series 2026-1 Class A-1 Notes Register to any Person except to the extent that such disclosure is necessary to establish that such Series 2026-1 Class A-1 Notes are in registered form under Treasury Regulation Section 5f.103-1(c) and Proposed Treasury Regulation Section 1.163-5(b) (or any successor version). SECTION 9.10 No Proceedings; Limited Recourse. (a) The Obligors. Each of the parties hereto (other than the Co-Issuers) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the last maturing Note issued by the Co-Issuers pursuant to the Indenture, it will not institute against, or join with any other Person in instituting against, any Obligor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law and subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Obligors pursuant to this Agreement, the Series 2026-1 Supplement, the Indenture or any other Transaction Document. In the event that an Investor (solely in its capacity as such) takes action in violation of this Section 9.10(a), each affected Obligor shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such Person against such Obligor or the commencement of such action and raise or cause to be raised the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. Nothing contained herein shall preclude participation by an Investor in the assertion or defense of its claims in any such proceeding involving any Obligor. The obligations of the Co-Issuers under this Agreement are solely the limited liability company or corporate, as the case may be, obligations of the Co-Issuers. (b) The Conduit Investors. Each of the parties hereto hereby covenants and agrees that it will not, prior to the date that is one year and one day after the payment in full of all Commercial Paper or other debt securities or instruments issued by a Conduit Investor, institute against, or join with any other Person in instituting against, such Conduit Investor, any bankruptcy, reorganization, arrangement, insolvency, examination or liquidation proceedings, or other proceedings under any federal or state (or any other jurisdiction with authority over such Conduit Investor) bankruptcy or similar law. In the event that any such party takes action in violation of this Section 9.10(b), such related Conduit Investor may file an answer with the bankruptcy court or otherwise properly contest or cause to be contested the filing of such a petition by any such party against such Conduit Investor or the commencement of such action and raise or cause to be raised the defense that such party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. Nothing contained herein shall preclude participation by any of the Obligors, the Manager or an Investor in assertion or defense of its claims in any such proceeding involving a Conduit Investor. The obligations of the Conduit Investors under this Agreement are solely the corporate obligations of the Conduit Investors. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including any obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director, member, affiliate or incorporator (or Person similar to an incorporator under state business organization laws) of any Conduit Investor; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have for its gross negligence, bad faith or willful misconduct.

(c) The parties hereto acknowledge and agree that any fees, costs, indemnified amounts or expenses payable by a Conduit Investor pursuant to this Agreement (“Conduit Investor Amounts”) shall be payable only in accordance with the order of priorities set forth in such Conduit Investor’s commercial paper program documents and no Conduit Investor shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount received pursuant to this Agreement or the Notes and available to such Conduit Investor after paying or making provision for the payment of its commercial paper notes; provided, however, that each Committed Note Purchaser shall pay any Conduit Investor Amounts, on behalf of any Conduit Investor in such Committed Note Purchaser’s Investor Group, as and when due hereunder, to the extent that such Conduit Investor is precluded by its commercial paper program documents from paying such Conduit Investor Amounts in accordance with this Agreement. (d) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Investor shall be obligated to pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement other than in accordance with the order of priorities set out in such Conduit Investor’s commercial paper program documents and all payment obligations of each Conduit Investor hereunder are contingent on the availability of funds received pursuant to this Agreement or the Notes and in excess of the amounts necessary to pay its commercial paper notes. Any such amount which any Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against or corporate obligation of such Conduit Investor for any such insufficiency unless and until funds received pursuant to this Agreement or the Notes and are available for the payment of such amounts as aforesaid. (e) The provisions of this Section 9.10 shall survive the termination of this Agreement. SECTION 9.11 Confidentiality. Each Investor, Funding Agent and the Series 2026-1 Class A-1 Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Manager and the Co-Issuers, other than (a) to their Affiliates, and their Affiliates’ officers, directors, employees, managers, administrators, trustees, agents and advisors, including, without limitation, legal counsel and accountants (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep it confidential), (b) to actual or prospective assignees and participants, and then only on a confidential basis (after obtaining such actual or prospective assignee’s or participant’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (c) as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Co-Issuers or the Manager, as the case may be, has knowledge; provided that each Investor, Funding Agent and the Series 2026-1 Class A-1 Administrative Agent may disclose Confidential Information as requested by a Governmental Authority or self-regulatory organization or required by any law, rule or regulation or judicial process of which the Co-Issuers or the Manager, as the case may be, does not have knowledge if such Investor, Funding Agent or Series 2026-1 Class A-1 Administrative Agent is prohibited by law, rule or regulation from disclosing such requirement to the Co-Issuers or the Manager, as the case may be, (d) to (x) Program Support Providers and (y) any trustee or collateral agent for the benefit of the holders of the commercial paper notes or other senior indebtedness of a Conduit Investor appointed pursuant to such Conduit Investor’s program documents (after obtaining such Person’s agreement to keep such Confidential Information confidential in a manner substantially similar to this Section 9.11), (e) to any rating agency providing a rating for any Series or Class of Notes or any Conduit Investor’s debt, (f) to any Person acting as a placement agent, dealer or investor with respect to any Conduit Investor’s commercial paper (provided that any Confidential Information provided to any such placement agent, dealer or investor does not reveal the identity of the Co-Issuers or any of their Affiliates and is confined to information of the type that is typically provided to such entities by asset-backed commercial paper conduits), or (g) in the course of litigation with the Co-Issuers or the Manager.

“Confidential Information” means information that the Co-Issuers, any Asset Entity or the Manager furnishes to an Investor, but does not include (i) any such information that is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 9.11 or a disclosure by a Person to which an Investor, a Funding Agent or the Series 2026-1 Class A-1 Administrative Agent delivered such information, (ii) any such information that was in the possession of an Investor prior to its being furnished to such Investor by the Co-Issuers or the Manager, or (iii) any such information that is or becomes available to an Investor from a source other than the Co-Issuers or the Manager; provided that with respect to clauses (ii) and (iii) herein, such source is not (x) known to an Investor to be bound by a confidentiality agreement with the Co-Issuers or the Manager, as the case may be, with respect to the information or (y) known to an Investor to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation. SECTION 9.12 GOVERNING LAW; CONFLICTS WITH INDENTURE OR THE SERIES 2026-1 SUPPLEMENT. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IN THE EVENT OF ANY CONFLICTS BETWEEN THIS AGREEMENT AND THE INDENTURE OR THE SERIES 2026-1 SUPPLEMENT, THE INDENTURE OR THE SERIES 2026-1 SUPPLEMENT, AS APPLICABLE, SHALL GOVERN. SECTION 9.13 JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT. SECTION 9.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SECTION 9.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chose by a signatory hereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. SECTION 9.16 Third Party Beneficiary. The Indenture Trustee is an express third party beneficiary of this Agreement. SECTION 9.17 Assignment.

(a) Subject to Sections 6.03 and 9.17(d), any Committed Note Purchaser may at any time sell or assign all or any part of its rights and obligations under this Agreement, the Series 2026-1 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Co- Issuers to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit B (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such assigning Committed Note Purchaser, Letter of Credit Provider and the Co-Issuers and delivered to the Series 2026-1 Class A-1 Administrative Agent; provided, that no consent of the Co-Issuers will be required for an assignment in whole or in part to another Series 2026-1 Class A-1 Noteholder, an Eligible Assignee or if an Event of Default has occurred and is continuing; provided, further, that any such assignment to an Eligible Assignee without the consent of the Co-Issuers shall be of Commitments in an amount of at least $25,000,000. An “Eligible Assignee” shall mean a financial institution that is rated at least “BBB-” from S&P and/or has the equivalent rating of another “nationally-recognized statistical rating organization” registered with the SEC as of the date of the assignment that is not a Competitor. A “Competitor” shall mean any Person engaged primarily in the business of investing in or managing infrastructure assets (cell towers, data centers, small cells and fiber networks) or any alternative asset manager such as Blackstone; provided, that a Person will not be a Competitor solely by virtue of such person or entity’s direct or indirect ownership of less than 5% of the equity interests in a “Competitor.” (b) Without limiting the foregoing, subject to Sections 6.03 and 9.17(d), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Agreement, the Series 2026-1 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such Conduit Investor, without the prior written consent of the Co- Issuers. Upon such assignment by a Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Commercial Paper and/or the Series 2026-1 Class A-1 Advance Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder or under the Indenture or under any other Transaction Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations, (v) all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee, (vi) the definition of the term “CP Funding Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable, funded or maintained with commercial paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Funding Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to Commercial Paper issued by or for the benefit of such Conduit Assignee (rather than any other Conduit Investor), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing. No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor

Group as such Conduit Investor under Section 2.03 to fund any Borrowing not funded by such Conduit Investor or such Conduit Assignee. (c) Subject to Sections 6.03 and 9.17(d), any Conduit Investor and the related Committed Note Purchaser(s) may at any time sell all or any part of their respective rights and obligations under this Agreement, the Series 2026-1 Class A-1 Advance Notes and, in connection therewith, any other Transaction Documents to which it is a party, with the prior written consent (not to be unreasonably withheld or delayed) of the Co-Issuers and Letter of Credit Provider to a multi-seller commercial paper conduit, whose commercial paper is rated at least “A-1” (or then equivalent grade) from S&P, and one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit C (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including the Conduit Investor and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers, Letter of Credit Provider, and the Co-Issuers and delivered to the Series 2026-1 Class A-1 Administrative Agent; provided that no consent of the Co- Issuers shall be required for an assignment to another Committed Note Purchaser or any Affiliate of a Committed Note Purchaser and its related Conduit Investor or if an Event of Default has occurred and is continuing. For the avoidance of doubt, this Section 9.17(c) is intended to permit and provide for (i) assignments from a Committed Note Purchaser to a Conduit Investor in a different Investor Group and (ii) assignments from a Conduit Investor to a Committed Note Purchaser in a different Investor group, and, in each of (i) and (ii), Exhibit C shall be revised to reflect such assignments. (d) Any assignment of the Series 2026-1 Class A-1 Notes shall be made in accordance with the applicable provisions of the Indenture and the Series 2026-1 Supplement. (e) Subject to Sections 6.04 and 9.17(d), the Letter of Credit Provider may at any time assign all or any portion of its rights and obligations hereunder and under the Series 2026-1 Class A-1 L/C Note with the prior written consent of the Co-Issuers and the Series 2026-1 Class A-1 Administrative Agent, which consent shall not be unreasonably withheld or delayed (it being agreed that withholding consent to a proposed assignment to any financial institution as to which any Letter of Credit would be an Ineligible Interest Reserve Letter of Credit shall not be deemed unreasonable) to a financial institution pursuant to an agreement with, and in form and substance reasonably satisfactory to, the Series 2026-1 Class A-1 Administrative Agent and the Co-Issuers, whereupon the assignor shall be released from its obligations hereunder to the extent so assigned; provided that no consent of the Co-Issuers shall be required if an Amortization Period or an Event of Default has occurred and is continuing. SECTION 9.18 Defaulting Investors. (a) The Co-Issuers may, at its sole expense and effort, upon notice to such Defaulting Investor and the Series 2026-1 Class A-1 Administrative Agent, (i) require any Defaulting Investor to sell all of its rights, obligations and commitments under this Agreement, the Series 2026-1 Class A-1 Notes and, in connection therewith, any other Transaction Documents to which it is a party, to an assignee; provided that (x) such assignment is made in compliance with Section 9.17 and (y) such Defaulting Investor shall have received from such assignee an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder or (ii) remove any Defaulting Investor as an Investor by paying to such Defaulting Investor an amount equal to such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder.

(b) In the event that a Defaulting Investor desires to sell all or any portion of it rights, obligations and commitments under this Agreement, the Series 2026-1 Class A-1 Notes and, in connection therewith, any other Transaction Documents to which it is a party, to an unaffiliated third party assignee for an amount less than 100% (or, if only a portion of such rights, obligations and commitments are proposed to be sold, such portion) of such Defaulting Investor’s Committed Note Purchaser Percentage of the related Investor Group Principal Amount of such Defaulting Investor and all accrued interest thereon, accrued fees and all other amounts payable to such Defaulting Investor hereunder, such Defaulting Investor shall promptly notify the Co-Issuers of the proposed sale (the “Sale Notice”). Each Sale Notice shall certify that such Defaulting Investor has received a firm offer from the prospective unaffiliated third party and shall contain the material terms of the proposed sale, including, without limitation, the purchase price of the proposed sale and the portion of such Defaulting Investor’s rights, obligations and commitments proposed to be sold. The Co-Issuers and any of its Affiliates shall have an option for a period of three (3) Business Days from the date the Sale Notice is given to elect to purchase such rights, obligations and commitments at the same price and subject to the same material terms as described in the Sale Notice. The Co-Issuers or any of its Affiliates may exercise such purchase option by notifying such Defaulting Investor before expiration of such three (3) Business Day period that it wishes to purchase all (but not a portion) of the rights, obligations and commitments of such Defaulting Investor proposed to be sold to such unaffiliated third party. If the Co-Issuers or any of its Affiliates gives notice to such Defaulting Investor that it desires to purchase such, rights, obligations and commitments, the Co-Issuers or such Affiliate shall promptly pay the purchase price to such Defaulting Investor. If the Co-Issuers or any of its Affiliates does not respond to any Sale Notice within such three (3) Business Days period, the Co-Issuers and its Affiliates shall be deemed not to have exercised such purchase option. (c) Notwithstanding anything to the contrary contained in this Agreement, if any Investor becomes a Defaulting Investor, then, until such time as such Investor is no longer a Defaulting Investor, to the extent permitted by applicable law: (i) Such Defaulting Investor’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01. (ii) Any payment of principal, interest, fees or other amounts payable to the account of such Defaulting Investor (whether voluntary or mandatory, at maturity or otherwise) shall be applied (and the Co-Issuers shall instruct the Indenture Trustee or the Series 2026-1 Class A-1 Administrative Agent to apply such amounts) as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Investor to the Series 2026-1 Class A-1 Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Investor to each Letter of Credit Provider hereunder; third, to provide cash collateral to the Letter of Credit Providers in an amount equal to the amount of Undrawn L/C Face Amounts at such time multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; fourth, as the Co-Issuers may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Investor has failed to fund its portion thereof as required by this Agreement, as determined by the Co-Issuers; fifth, if so determined by the Series 2026-1 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) and the Co-Issuers, to be held in a deposit account and released pro rata in order (x) to satisfy such Defaulting Investor’s potential future funding obligations with respect to Advances under this Agreement and (y) to provide cash collateral to the Letter of Credit Providers in an amount equal to the amount of any future Undrawn L/C Face Amounts multiplied by the Commitment Percentage of such Defaulting Investor’s Investor Group multiplied by the Committed Note Purchaser Percentage of such Defaulting Investor; sixth, to the payment of any amounts owing to the Investors or the Letter of Credit Provider as a result of any judgment of a court of competent jurisdiction obtained by any Investor against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement;

seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Co-Issuers as a result of any judgment of a court of competent jurisdiction obtained by the Co-Issuers against such Defaulting Investor as a result of such Defaulting Investor’s breach of its obligations under this Agreement; and eighth, to such Defaulting Investor or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or any extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.07(a) in respect of which such Defaulting Investor has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.03 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and extensions of credit resulting from a drawing under any Letter of Credit that has not been reimbursed as an Advance pursuant to Section 2.07(a) owed to, all non-Defaulting Investors on a pro rata basis prior to being applied to the payment of any Advances of, participations required to be purchased pursuant to Section 2.08(a) owed to, such Defaulting Investor until such time as all Advances and funded and unfunded participations in Unreimbursed L/C Drawings are held by the Investors pro rata in accordance with the Commitments without giving effect to Section 9.18(c)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Investor that are applied (or held) to pay amounts owed by a Defaulting Investor or to post cash collateral pursuant to this Section 9.18(c)(ii) shall be deemed paid to and redirected by such Defaulting Investor, and each Investor irrevocably consents hereto. (iii) All or any part of such Defaulting Investor’s participation in Unreimbursed L/C Drawings shall be reallocated among the non-Defaulting Investors pro rata based on their Commitments (calculated without regard to such Defaulting Investor’s Commitment) but only to the extent that (x) the conditions set forth in Section 7.03 are satisfied at the time of such reallocation (and, unless the Co-Issuers shall have otherwise notified the Series 2026-1 Class A-1 Administrative Agent at such time, the Co-Issuers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the product of (1) any non-Defaulting Investor’s related Investor Group Principal Amount on such date, multiplied by (2) such non-Defaulting Investor’s Committed Note Purchaser Percentage, to exceed such non-Defaulting Investor’s Commitment Amount. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Investor arising from that Investor having become a Defaulting Investor, including any claim of a non-Defaulting Investor as a result of such non-Defaulting Investor’s increased exposure following such reallocation. (d) If the Co-Issuers, the Series 2026-1 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) and each Letter of Credit Provider agree in writing that an Investor is no longer a Defaulting Investor, the Co-Issuers will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Investor will, to the extent applicable, purchase that portion of outstanding Advances of the other Investors or take such other actions as the Series 2026-1 Class A-1 Administrative Agent (acting at the direction of the Funding Agents) may determine to be necessary to cause the Advances to be held pro rata by the Investors in accordance with their respective Commitments, whereupon such Investor will cease to be a Defaulting Investor; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Co-Issuers while that Investor was a Defaulting Investor; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Investor to Investor will constitute a waiver or release of any claim of any party hereunder arising from that Investor’s having been a Defaulting Investor. SECTION 9.19 No Fiduciary Duties. Each of the Manager and the Obligors acknowledge and agree that in connection with the transaction contemplated in this Agreement, or any other services the Investors may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Investors: (a) no fiduciary or agency relationship between any of the Manager, the Obligors and any other person, on the one hand, and the Investors or any of their respective Affiliates (or any agent, adviser or representative of any of the foregoing), on the other, exists; (b) the Investors are not acting as advisor, expert or otherwise, to the Manager or the Obligors, and such relationship between any of the Manager or the Obligors, on the one hand, and the Investors or any of their respective affiliates (or any agent, adviser or representative of any of the foregoing), on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Investors may have to the Manager and any of the Obligors shall be limited to those duties and obligations specifically stated herein; (d) the Investors and their respective affiliates (or any agent, adviser or representative of any of the foregoing) may have interests that differ from those of the Manager or any of the Obligors; and (e) the Manager and the Obligors have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Manager and the Obligors hereby waive any claims that Manager or the Obligors may have against the Investors with respect to any breach of fiduciary duty in connection with the Series 2026-1 Class A-1 Notes. SECTION 9.20 No Guarantee by the Manager. The execution and delivery of this Agreement by the Manager shall not be construed as a guarantee or other credit support by the Manager of the obligations of the Obligors hereunder. The Manager shall not be liable in any respect for any obligation of the Obligors hereunder or any violation by any Obligor of its covenants, representations and warranties or other agreements and obligations hereunder. SECTION 9.21 Term; Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (x) the permanent reduction of the Series 2026-1 Class A-1 Notes Maximum Principal Amount to zero in accordance with Section 2.05(a), termination and return of all Letters of Credit and payment in full of all monetary obligations in respect of the Series 2026-1 Class A-1 Notes, (y) the payment in full of all monetary obligations in respect of the Series 2026-1 Class A-1 Notes on or after the Series 2026-1 Class A-1 Anticipated Repayment Date (as may be extended from time to time pursuant to Section 7.04) and termination and return of all Letters of Credit and (z) the satisfaction and discharge of the Indenture and the Series 2026-1 Supplement pursuant to Article 9 of the Indenture. SECTION 9.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. For purposes of this Section 9.22: “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 9.23 Obligations of the Asset Entities; Designation of Manager as Representative and Agent. (a) Each Asset Entity agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to each Investor, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent the prompt payment of all obligations under the Series 2026-1 Class A-1 Notes and all other amounts owed by the Co-Issuers hereunder to each Investor, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent, and the prompt performance of all agreements under the Transaction Documents. (b) The Co-Issuers hereby designate the Manager as its representative and agent on its behalf for the purposes of issuing requests for Borrowing and giving instructions with respect to the disbursement of the proceeds of the Advances (and such proceeds may be advanced hereunder at such direction), giving and receiving all other notices and consents hereunder or under any of the Series 2026-1 Class A-1 Notes and taking all other actions (including in respect of compliance with covenants) on behalf of the Co-Issuers hereunder or under any Series 2026-1 Class A-1 Notes. The Manager hereby accepts such appointment. Each Investor, each Funding Agent and the Series 2026-1 Class A-1 Administrative Agent may regard any notice or other communication pursuant to any Transaction Document from the Manager as a notice or communication from the Co-Issuers, and may give any notice or communication required or permitted to be given to the Co-Issuers hereunder to the Manager on behalf of the Co-Issuers. The Co-Issuers agree that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Manager will be deemed for all purposes to have been made by the Co-Issuers and shall be binding upon and enforceable against the Co-Issuers to the same extent as if the same had been made directly by the Co-Issuers. SECTION 9.24 Patriot Act. In accordance with the USA PATRIOT Act, to help fight the funding of terrorism and money laundering activities, any Investor may obtain, verify and record information that identifies individuals or entities that establish a relationship with such Investor. Such Investor may ask for the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account. Such Investor may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. SECTION 9.25 Limitation. The Series 2026-1 Class A-1 Administrative Agent shall be entitled to the same rights, benefits, protections and immunities afforded to the Indenture Trustee under the Transaction Documents. SECTION 9.26 Recognition of U.S. Special Resolution Regimes. (a) In the event that any Investor that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Investor of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Investor that is a Covered Entity or a BHC Act Affiliate of such Investor becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Investor are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 9.27: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written. DIGITALBRIDGE ISSUER, LLC, as the Issuer By: /s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE CO-ISSUER, LLC, as the Co-Issuer By: /s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE HOLDINGS 1, LLC, as an Asset Entity By: /s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE HOLDINGS 2, LLC, as an Asset Entity By: /s/ Parker Anderson Name: Parker Anderson Title: Vice President DIGITALBRIDGE HOLDINGS 3, LLC, as an Asset Entity By: /s/ Parker Anderson Name: Parker Anderson Title: Vice President

DIGITALBRIDGE INVESTMENT HOLDCO, LLC, as the Manager By: /s/ Geoffrey Goldschein Name: Geoffrey Goldschein Title: Vice President and Secretary The Co-Issuers, any Asset Entity, and the Manager at the following address: 750 Park of Commerce Drive Suite 210 Boca Raton, Florida 33487 Attention: Director, Legal Department Email: legal@digitalbridge.com with a copy to Simpson, Thacher & Bartlett LLP 435 Lexington Avenue New York, New York 10017 Attention: John D. Schueller

BARCLAYS BANK PLC, as the Series 2026-1 Class A-1 Administrative Agent By: /s/ Jurek Burmicz Name: Jurek Burmicz Title: Managing Director

BARCLAYS BANK PLC, as Committed Note Purchaser By: /s/ Jurek Burmicz Name: Jurek Burmicz Title: Managing Director BARCLAYS BANK PLC, as related Funding Agent By: /s/ Jurek Burmicz Name: Jurek Burmicz Title: Managing Director BARCLAYS BANK PLC, as Letter of Credit Provider By: /s/ Jurek Burmicz Name: Jurek Burmicz Title: Managing Director

Schedule III-1 SCHEDULE III TO CLASS A-1 NOTE PURCHASE AGREEMENT ADDITIONAL CLOSING CONDITIONS The following are the additional conditions to initial issuance and effectiveness referred to in Section 7.01(c): (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Funding Agents, and the Co-Issuers, the Asset Entities and the Manager shall have furnished to the Funding Agents all documents and information that the Funding Agents or their counsel may reasonably request to enable them to pass upon such matters. (b) Richards, Layton & Finger PA, as Delaware counsel to the Co-Issuers, the Asset Entities, and the Manager, shall have furnished to the Series 2026-1 Class A-1 Administrative Agent and the Investors written opinions that are customary for transactions of this type, including with respect to security interest matters and “true contribution” and “non-consolidation” matters, and reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents, the Series 2026-1 Class A-1 Administrative Agent and Investors and dated the Series 2026-1 Closing Date. (c) Simpson Thacher & Bartlett LLP, as counsel to the Co-Issuers, the Asset Entities and the Manager, shall have furnished to the Funding Agents, the Series 2026-1 Class A-1 Administrative Agent and the Investors written opinions that are customary for transactions of this type, and including with respect to certain corporate, securities and investment company act matters, security interest matters and tax matters, and in each case reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents and the Series 2026-1 Class A-1 Administrative Agent and Investors and dated the Series 2026-1 Closing Date. (d) Dentons US LLP, as counsel to the Indenture Trustee, shall have furnished to the Series 2026-1 Class A-1 Administrative Agent and the Investors written opinions that are customary for transactions of this type, reasonably satisfactory in form and substance to counsel to the Funding Agents, addressed to the Funding Agents and the Series 2026-1 Class A-1 Administrative Agent and Investors and dated the Series 2026-1 Closing Date. (e) Each of the Co-Issuers, the Asset Entities and the Manager shall have furnished or caused to be furnished to the Funding Agents a certificate signed by two managers or officers of the Co-Issuers, the Asset Entities and the Manager, or other officers reasonably satisfactory to the Funding Agents, dated as of the Series 2026-1 Closing Date, as to such matters as the Funding Agents may reasonably request, including, without limitation, a statement that: (i) the representations, warranties and agreements of the Co-Issuers, the Asset Entities and the Manager, as applicable, in any other Transaction Document to which any of the Co-Issuers, the Asset Entities and the Manager, as applicable, is a party are true and correct (A) if qualified as to materiality, in all respects, and (B) if not so qualified, in all material respects, on and as of the Series 2026-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date), and the Co-Issuers, the Asset Entities and the Manager, as applicable, has complied in all material respects with all its agreements contained herein and in any other Transaction Document to which

Schedule III-2 it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Series 2026-1 Closing Date; and (ii) there shall exist at and as of the Series 2026-1 Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the Transaction Documents as in effect at the Series 2026-1 Closing Date (or an event that with notice or lapse of time, or both, would constitute such a material breach) (f) The Manager, the Co-Issuers and the Asset Entities shall have executed and delivered the Management Agreement, and the Funding Agents shall have received a duly executed copy thereof. (g) The Co-Issuers, the Asset Entities and the Indenture Trustee shall have executed and delivered the Indenture and the Series 2026-1 Supplement, and the Funding Agents shall have received a duly executed copy thereof. (h) The Series 2026-1 Class A-1 Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Indenture Trustee (or, in the case of Uncertificated Notes, registered by the Indenture Trustee), and the Funding Agents shall have received duly executed copies thereof. (i) Each other Transaction Documents (excluding any Series Indenture Supplements and other Transaction Documents relating solely to a Series other than the Series 2026-1 Notes) shall have been duly executed and delivered by the respective parties thereto, and the Funding Agents shall have received duly executed copies thereof. (j) Each of the Transaction Documents shall be in full force and effect. (k) The Manager, each Asset Entity and the Co-Issuers shall have furnished to the Funding Agents a certificate, in form and substance reasonably satisfactory to the Funding Agents and dated as of the Series 2026-1 Closing Date, of the chief financial officer of such entity (or other officers reasonably satisfactory to the Funding Agents) that such entity will be Solvent (as defined below) immediately after the consummation of the transactions contemplated by this Agreement; provided that in the case of each Asset Entity, the liabilities of the other Obligors with respect to debts, liabilities and obligations for which such Asset Entity is jointly and severally liable shall be taken into account. As used herein, “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would reasonably be likely to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. (l) None of the transactions contemplated by this Agreement shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or

Schedule III-3 (to the knowledge of the Co-Issuers or the Manager) overtly threatened against either Co-Issuer, any Asset Entity, the Manager, any Investor or the Series 2026-1 Class A-1 Administrative Agent that would reasonably be expected to adversely impact the issuance of the Series 2026-1 Notes and the Guarantee or any Investor’s or the Series 2026-1 Class A-1 Administrative Agent’s activities in connection therewith or any other transactions contemplated by the Transaction Documents. (m) The representations and warranties of each of the Co-Issuers, the Asset Entities and the Manager contained in the Transaction Documents to which it is a party will be true and correct (i) if qualified as to materiality, in all respects, and (ii) if not so qualified, in all material respects, as of the Series 2026-1 Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date). (n) The Co-Issuers shall have delivered $300,000,000 of the Series 2026-1 Class A-2 Notes to the initial purchasers of such Notes on the Series 2026-1 Closing Date. (o) On or prior to the Series 2026-1 Closing Date, the Co-Issuers, the Asset Entities and the Manager shall have furnished to the Funding Agents and the Investors such further certificates and documents as the Funding Agents or any Investor may reasonably request. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Funding Agents.